                                                                    EXHIBIT 99.2









                        AGREEMENT OF LIMITED PARTNERSHIP



                                       of


                                   ACTC, L.P.





                          Dated as of October 19, 1994

                               TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
                                                           ARTICLE I

DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

Section 1.01.    Certain Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Section 1.02.    Additional Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Section 1.03.    Terms Generally.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                                                          ARTICLE II

FORMATION, NAME AND TERM OF PARTNERSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

Section 2.01.    Formation of the Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 2.02.    Name of Partnership.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 2.03.    Term of Partnership.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 2.04.    Principal Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 2.05.    Residences. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 2.06.    Delaware Office; Agent for Service of Process.  . . . . . . . . . . . . . . . . . . . . .    12
Section 2.07.    Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 2.08.    Property Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

                                                          ARTICLE III

PARTNERSHIP CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

Section 3.01.    Percentage Interests; Preservation of Percentages of Partnership Interests Held
                 as General Partners and as Limited Partners; Admission of Limited Partners. . . . . . . .    13
Section 3.02.    Capital Contributions Generally; Initial Capital Contributions. . . . . . . . . . . . . .    14
Section 3.03.    Additional Capital Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Section 3.04.    Failure to Make Capital Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 3.05.    Effect of Failure to Contribute on Voting . . . . . . . . . . . . . . . . . . . . . . . .    21
Section 3.06.    Partnership Funds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
Section 3.07.    Partner Loans; Defaulted Advance Loans; Other Borrowings. . . . . . . . . . . . . . . . .    21

                                                          ARTICLE IV

DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

                                                           ARTICLE V

CAPITAL ACCOUNTS; TAX ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

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Section 5.01.    Capital Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
Section 5.02.    Capital Account Allocations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Section 5.03.    Allocations for Federal Income Tax Purposes.  . . . . . . . . . . . . . . . . . . . . . . . .   26
Section 5.04.    Prorated Allocations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 5.05.    Distribution in Kind. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 5.06.    Tax Elections.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 5.07.    Fiscal Year.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 5.08.    Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

                                                          ARTICLE VI

MANAGEMENT OF THE PARTNERSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

Section 6.01.    Partnership Committee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 6.02.    Meetings of the Partnership Committee.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 6.03.    Officers of the Partnership.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Section 6.04.    Business Plan and Budget. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 6.05.    Actions To Be Submitted to the Partnership Committee. . . . . . . . . . . . . . . . . . . . .   33
Section 6.06.    Actions Requiring Unanimous Approval of the  Partnership Committee. . . . . . . . . . . . . .   34
Section 6.07.    Limitation of Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
Section 6.08.    Liability of Partners and Representatives.  . . . . . . . . . . . . . . . . . . . . . . . . .   39
Section 6.09.    Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
Section 6.10.    Partners' Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40


                                                          ARTICLE VII

BOOKS, RECORDS, REPORTS AND ACCOUNTINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

Section 7.01.    Books and Records.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Section 7.02.    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Section 7.03.    Tax Returns and Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

                                                         ARTICLE VIII

TRANSFERS, ADMISSIONS, WITHDRAWALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

Section 8.01.    Prohibition on Transfers of Partnership Interests; Withdrawals; Admissions. . . . . . . . . .   43
Section 8.02.    Transfers of Partnership Interests to a Permitted Transferee. . . . . . . . . . . . . . . . .   44
Section 8.03.    Registration Sale Procedure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Section 8.04.    Subsequent Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
Section 8.05.    Purchase Option upon Bankruptcy of a Partner. . . . . . . . . . . . . . . . . . . . . . . . .   51
Section 8.06.    Purchase Option upon Change in Control of a Partner.  . . . . . . . . . . . . . . . . . . . .   51
Section 8.07.    Purchase Option for Defaulting Partner's Partnership Interest.  . . . . . . . . . . . . . . .   52

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
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Section 8.08.    Purchase of Interest by Other Partner.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
Section 8.09.    Additional Provisions Relating to Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Section 8.10.    Distributions After Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
Section 8.11.    Extension of Time.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
Section 8.12     Buy-Sell Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57


                                                          ARTICLE IX

EVENTS OF DEFAULT; CONSEQUENCES AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

Section 9.01.    Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
Section 9.02.    Remedies of Non-Defaulting Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

                                                           ARTICLE X

TERMINATION AND LIQUIDATION OF THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

Section 10.01.   Events of Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Section 10.02.   Winding-Up. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

                                                          ARTICLE XI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

Section 11.01.   Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
Section 11.02.   Business Opportunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Section 11.03.  TCI Sub Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
Section 11.04.  Acclaim Sub Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Section 11.05.  Partnership License  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74


                                                          ARTICLE XII

MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

Section 12.01.   Freedom of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
Section 12.02.   Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
Section 12.03.   Table of Contents; Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
Section 12.04.   Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
Section 12.05.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 12.06.   Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 12.07.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 12.08.   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 12.09.   Parties in Interest; Limitation on Rights of Others.  . . . . . . . . . . . . . . . . . . . . .   78

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
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Section 12.10.   Waivers; Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 12.11.   Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 12.12.   Arbitration; Jurisdiction; Consent to Service of Process. . . . . . . . . . . . . . . . . . .   79
Section 12.13.   Waiver of Rights of Partition and Dissolution.  . . . . . . . . . . . . . . . . . . . . . . .   80
Section 12.14.   Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Section 12.15.   Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Section 12.16.   Cross-Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Section 12.17.   Change in Control.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
Section 12.18.   No Right of Set-Off.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
Section 12.19.   Property Rights; Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
Section 12.20.   Public Announcements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
Section 12.21.   Effect of Permitted Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
Section 12.22.   Termination of Exchange Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83

                                                                 EXHIBIT 99.2

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       of

                                   ACTC, L.P.


         AGREEMENT OF LIMITED PARTNERSHIP made as of October 19, 1994 by and between Acclaim Cable Holdings, Inc., a Delaware corporation ("Acclaim Sub"), and TCI GameCo Ventures, Inc., a Colorado corporation ("TCI Sub").

         In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:


                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         Section 1.01. Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

         "Accountants" means the firm of nationally recognized independent certified public accountants that, as of any time, have been appointed by the Partnership Committee as the accountants for the Partnership.

         "Act" means the Delaware Revised Uniform Limited Partnership Act.

         "Acclaim" means Acclaim Entertainment, Inc., a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its businesses and assets.

         "Acclaim Permitted Transaction" means a transaction pursuant to which shares of the capital stock of a wholly owned Subsidiary of Acclaim other than Acclaim Sub (or a Permitted Transferee of Acclaim Sub) (a "Spin-Off Person") are (A) offered or distributed on a pro rata basis to all of the common stockholders (and possibly other securityholders) of Acclaim pursuant to a stock dividend or other distribution, an offering of rights, warrants or securities entitling the holders to acquire or subscribe for such shares, a spin-off, a split-up, a split-off, an exchange offer or a similar transaction and/or (B) are offered pursuant to an initial public offering made on a widely-distributed basis (in each case, an "Acclaim Spin-Off Transaction"), where immediately following such transaction either (i) Acclaim Sub is a wholly owned Subsidiary of the Acclaim Spin-Off Person or (ii) all of the outstanding shares of capital stock of Acclaim Sub are solely owned by Acclaim and the Acclaim Spin-Off Person (directly or through one or more wholly owned Subsidiaries); provided, that Acclaim shall remain the Parent of Acclaim Sub for purposes of this Agreement notwithstanding such Acclaim Spin-Off Transaction if, immediately following such transaction, Acclaim is the owner, directly or through one or more wholly owned Subsidiaries, of not less than 50% of the outstanding shares of capital stock of Acclaim Sub. If immediately following the consummation of an Acclaim Spin-Off Transaction Acclaim is not the owner, directly or through one or more wholly owned Subsidiaries, of at least 50% of the outstanding shares of capital stock of Acclaim Sub, then the new Parent of Acclaim Sub shall be (x) the Acclaim Spin-Off Person, if the Acclaim Spin-Off Person owns, directly or through one or more wholly owned Subsidiaries, at least a majority of the outstanding shares of capital stock of Acclaim Sub or (y), if the Acclaim Spin-Off Person is not the new Parent, the Person that is the ultimate corporate or partnership parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act")) of Acclaim Sub (the "Acclaim Spin-Off Ultimate Parent Entity"); provided, further, that an Acclaim Spin-Off Transaction that results in Acclaim ceasing to be the Parent of Acclaim Sub shall not be deemed a Permitted Transaction unless (i) the successor Parent of Acclaim Sub has a stockholders' equity of at least $100,000,000, (ii) no Person or "group" (within the meaning of Rule 13d-3 under the Exchange Act) owns, directly or indirectly, more shares of the capital stock or other equity interests of the successor Parent than Acclaim or the Acclaim Spin-Off Person, whichever holds more shares, and (iii) the successor Parent accepts and adopts the terms of the Parents Agreement by instrument in form and substance reasonably satisfactory to the Parent of TCI Sub (or its Permitted Transferee). For purposes of this definition, (x) the ownership of shares of capital stock of Acclaim Sub shall include the right to vote and dispose of such shares and (y) the term "Acclaim Sub" includes any Permitted Transferee of Acclaim Sub.

         "Affiliate", when used with respect to a specified Person, means any other Person that directly, indirectly or through one or more intermediaries Controls, is Controlled by or is under Common Control with, such Person. Notwithstanding the foregoing, (i) neither the Partnership nor any Person Controlled by the Partnership shall be deemed to be an "Affiliate" of any Partner or of any Affiliate of any Partner and (ii) no Partner or any Affiliate thereof shall be deemed to be an "Affiliate" of any other Partner or any Affiliate thereof solely by virtue of its Partnership Interest.

         "Agreement" means this Agreement of Limited Partnership, including all Schedules and Exhibits hereto, as the same may be amended or modified from time to time.

         The "Bankruptcy" of any Partner shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee of its assets;
(ii) the filing by such Person of a voluntary petition in bankruptcy or the seeking of relief under Title 11 of the United States

Code, or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (iii) the making by such Person of a general assignment for the benefit of creditors; (iv) the filing by such Person of an answer admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceeding or a petition seeking relief under Title 11 of the United States Code; or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or for relief in respect of such Person or appointing a trustee of its assets, and such order, judgment or decree continues unstayed and in effect for any period of 60 consecutive days.

         "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in the City of New York.

         "Capital Contributions" means the contributions made by each Partner to the capital of the Partnership pursuant to Article III.

         A "Change in Control" of a Partner shall be deemed to have occurred if such Partner ceases to be a wholly owned Subsidiary of its Parent; provided, however, that a Change of Control shall not be deemed to have occurred (i) with respect to TCI Sub, if TCI Sub ceases to be a wholly owned Subsidiary of TCI as a result of a TCI Permitted Transaction and, immediately following such TCI Permitted Transaction, TCI Sub becomes a wholly owned Subsidiary of the Person who becomes its Parent as a result of the TCI Permitted Transaction and (ii) with respect to Acclaim Sub, if Acclaim Sub ceases to be a wholly owned Subsidiary of Acclaim as a result of an Acclaim Permitted Transaction and, immediately following such Acclaim Permitted Transaction, Acclaim Sub becomes a wholly owned Subsidiary of the Person who becomes its Parent as a result of the Acclaim Permitted Transaction.

         "Code" means the Internal Revenue Code of 1986.

         "Consumer Price Index" means the Consumer Price Index "All Urban
Consumers: U.S. city average, all items" (1982-1984 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor, or any equivalent successor or substitute index published by the Bureau of Labor Statistics or a successor or substitute governmental agency.

         "Control" (including its correlative meanings, "Controlled by" and "under Common Control with") as to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, partnership interests or other ownership interests, by contract, by membership or involvement in the board of directors, management committee or other management structure of such Person, or otherwise).

         "Controlled Affiliate", when used with respect to a specified Person, means the Parent of such Person and each Subsidiary of such Parent.

         "Dispose" (including its correlative meanings, "Disposed of", "Disposition" and "Disposed"), with respect to any Partnership Interest, means to Transfer, pledge, hypothecate or otherwise dispose of such Partnership Interest or any interest therein, except by operation of law in connection with a merger, consolidation or other business combination of the Partnership and except that such term shall not include any pledge or hypothecation of, or granting of a security interest in, a Partnership Interest that is approved by the Partnership Committee in connection with any financing obtained on behalf of the Partnership.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Exchange Agreement" means the Exchange Agreement, dated as of October 19, 1994, among TCI, TCI GameCo Ventures, Inc., and Acclaim, as such agreement may be amended or modified in accordance with its terms.

         "Fair Market Value", when used with reference to a Partnership Interest or a Capital Contribution made other than in cash, including any
Section 704(c) Property, means the price at which a willing seller would sell, and a willing buyer (having full knowledge of the facts) would buy, such Partnership Interest or the non-cash property comprising such Capital Contribution at the time such property is contributed to the Partnership, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

         "Floating Rate" means, subject to the last two sentences of Section 3.06, the rate per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable), compounded monthly, equal to the greater of (i) 3% plus the Prime Rate (adjusted as and when changes in the Prime Rate occur), (ii) 2% plus the rate per annum applicable to borrowings by the Partnership under its principal credit facility, if any, or, if a choice of rates is then available to the Partnership, the highest such rate (in either case adjusted as and when changes in such applicable rate occur) and (iii) 2% plus the rate per annum applicable to borrowings by the Timely Partner or the Complying Partner, as the case may be, under its principal credit facility or, if a choice of rates is then available to such Partner, the highest such rate (in either case adjusted as and when changes in such applicable rate occur).
If the Timely Partner or the Complying Partner, as applicable, has no credit facility, then the principal credit facility of its Parent shall be used for purposes of the calculations under clause (iii) of the preceding sentence.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "General Partner" means Acclaim Sub, TCI Sub and any Person or Persons who have been admitted as a successor or additional General Partner in accordance with the provisions of this Agreement.

         "Investment Bank" means a nationally recognized underwriting firm which is not an affiliate or associate (each as defined in Rule 12b-2 under the Exchange Act) of either Partner.

         "Limited Partner" means Acclaim Sub, TCI Sub and any Person or Persons who have been admitted as a substituted or additional Limited Partner in accordance with the provisions of this Agreement.

         "Net Income" and "Net Loss" of the Partnership for any Fiscal Year shall mean the taxable income and tax loss of the Partnership for Federal income tax purposes for such year, increased by the amount of any tax-exempt income of the Partnership during such year and decreased by the amount of any
Section 705(a)(2)(B) expenditures (within the meaning of Regulations Section 1.704-1(b)(2)(iv)(i)) of the Partnership during such Fiscal Year; provided, however, that (A) the depreciation (or amortization) for such Fiscal Year with respect to any Section 704(c) Property shall be an amount equal to (x) the depreciation (or amortization) with respect to such Section 704(c) Property for such Fiscal Year as determined for Federal income tax purposes multiplied by
(y) a fraction (i) the numerator of which is the Fair Market Value of such
Section 704(c) Property on the date of its contribution (or revaluation pursuant to Section 5.01(b)) and (ii) the denominator of which is the adjusted basis of such Section 704(c) Property on the date of its contribution (or such revaluation) for Federal income tax purposes, unless such basis is zero, in which case the depreciation shall be determined by the Partnership Committee using a reasonable method, (B) for purposes of calculating the Net Income or Net Loss arising from any sale or other disposition of any Section 704(c) Property, the book value of such Section 704(c) Property shall be deemed to be its Fair Market Value on the date of its contribution (or revaluation) less the accumulated depreciation or amortization (calculated in accordance with clause
(A) above) arising after that date with respect to such Section 704(c) Property, and (C) Net Income and Net Loss does not include any item specially allocated pursuant to Sections 5.02(b) through 5.02(g).

         "Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(b)(1). Generally, the amount of Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year reduced (but not below zero) by the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain (except that increases in Partnership Minimum Gain resulting from certain conversions, refinancing or other changes to a debt instrument do not generate Nonrecourse Deductions). The amount of Nonrecourse Deductions shall be determined in accordance with Regulations Section 1.704-2(c).

         "Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.704-2(b)(3) (and Regulations Section 1.752-1(a)(2)).

         "Parent" means (i) with respect to Acclaim Sub (and its Permitted Transferees), Acclaim or (in lieu of Acclaim) such other Person who may become the Parent of Acclaim Sub (or its Permitted Transferees) as a result of an Acclaim Permitted Transaction, and (ii) with respect to TCI Sub (and its Permitted Transferees), TCI or (in lieu of TCI) such other Person who may become the Parent of TCI Sub (or its Permitted Transferees) as a result of a TCI Permitted Transaction. With respect to any other Person hereafter admitted to the Partnership as a General Partner, the Parent with respect to such Partner shall be the Person identified as such in a Schedule to be attached to this Agreement in connection with the admission of such Partner.

         "Partner" means a General Partner or Limited Partner.

         "Partner Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(i)(2). Generally, Partner Nonrecourse Debt Minimum Gain means an amount, with respect to each Partner Nonrecourse Debt, equal to the minimum gain attributable to the Partner Nonrecourse Debt. The amount of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(i)(1). Generally, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year equals the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt reduced (but not below zero) by the aggregate amount of any distributions during that Fiscal Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt that are both attributable to such Partner Nonrecourse Debt and allocable to an increase in Partner Nonrecourse Debt Minimum Gain. The amount of Partner Nonrecourse Deductions shall be determined in accordance with Regulations Section 1.704-2(i)(2).

         "Partnership" means the limited partnership created pursuant to this Agreement.

         "Partnership Costs" means all costs necessary or appropriate for the Partnership to incur, including all costs of administering the Partnership and all other costs and expenses reflected in the Approved Business Plan or otherwise associated with any agreement, obligation or other matter either approved by the Partnership Committee or which does not require the approval of the Partnership Committee.

         "Partnership Interest" means, as to each Partner, all of the interest of such Partner in the Partnership, including such Partner's (i) right to a distributive share of the income, gain, losses and deductions of the Partnership in accordance herewith, (ii) right to a distributive share of Partnership assets, (iii) obligations as a Partner, and (iv) rights with respect to the management of the business and affairs of the Partnership, as provided herein or by law.

         "Partnership Minimum Gain" with respect to the Partnership shall have the meaning set forth in Regulations Section 1.704-2(b)(2). Generally, the amount of Partnership Minimum Gain is determined by first computing for each Partnership Nonrecourse Liability any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains, with certain limitations applicable to minimum gain arising from certain conversions, refinancing, or other changes to a debt instrument. The amount of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(d).


         "Permitted Transferee" of any Partner means the Parent and any wholly-owned Subsidiary of the Parent of such Partner.

         "Person" means any individual, firm, corporation, general or limited partnership, joint venture, trust, association, unincorporated entity of any kind or governmental authority.

         "Prime Rate" means the rate of interest publicly announced from time to time by The Bank of New York, as its prime rate in effect at its principal office in the City of New York.

         "Public Company" means any corporation, partnership or other entity which is publicly traded on any principal trading exchange or inter-dealer quotation system.

         "Public Equity Value" means, with respect to any interest, the price at which such interest could be sold to the public in an underwritten public offering under the Securities Act.

         "Regulation(s)" means United States Treasury Regulations issued under the Code.

         "Representative" means the representative of a Partner on the Partnership Committee.

         "Section 704(c) Property" means any property contributed to the Partnership by a Partner that has a tax basis for Federal income tax purposes on the date of its contribution that differs from its Fair Market Value on such date and any Partnership property that is revalued pursuant to Section 5.01(b).

         "Securities Act" means the Securities Act of 1933.

         "Subsidiary" of any Person means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities are, now or hereafter, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest is, now or hereafter, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity; provided, in each case, that such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

         "TCI" means Tele-Communications, Inc., a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its businesses and assets.

         "TCI Permitted Transaction" means a transaction pursuant to which shares of the capital stock of a wholly owned Subsidiary of TCI other than TCI Sub (or a Permitted Transferee of TCI Sub)(a "Spin-Off Person") are (A) offered or distributed on a pro rata basis to all of the common stockholders (and possibly other securityholders) of TCI pursuant to a stock dividend or other distribution, an offering of rights, warrants or securities entitling the holders to acquire or subscribe for such shares, a spin-off, a split-up, a split-off, an exchange offer or a similar transaction and/or (B) are offered pursuant to an initial public offering made on a widely-distributed basis (in each case, a "TCI Spin-Off Transaction"), where immediately following such transaction either (i) TCI Sub is a wholly owned Subsidiary of the TCI Spin-Off Person or (ii) all of the outstanding shares of capital stock of TCI Sub are solely owned by TCI and the TCI Spin-Off Person (directly or through one or more wholly owned Subsidiaries); provided, that TCI shall remain the Parent of TCI Sub for purposes of this Agreement notwithstanding such TCI Spin-Off Transaction if, immediately following such transaction, TCI is the owner, directly or through one or more wholly owned Subsidiaries, of not less than 50% of the outstanding shares of capital stock of TCI Sub. If immediately following the consummation of a TCI Spin-Off Transaction TCI is not the owner, directly or through one or more wholly owned Subsidiaries, of at least 50% of the outstanding shares of capital stock of TCI Sub, then the new Parent of TCI Sub shall be (x) the TCI Spin-Off Person, if the TCI Spin-Off Person owns, directly or through one or more wholly owned Subsidiaries, at least a majority of the outstanding shares of capital stock of TCI Sub or (y), if the TCI Spin-Off Person is not the new Parent, the Person that is the ultimate corporate or partnership parent entity (within the meaning of the HSR Act) of TCI Sub (the "TCI Spin-Off Ultimate Parent Entity"); provided further, that a TCI-Spin

Off Transaction that results in TCI ceasing to be the Parent of TCI Sub shall not be deemed a Permitted Transaction unless (i) the successor Parent of TCI Sub has a stockholders' equity of at least $300,000,0000, (ii) no Person or "group" (within the meaning of Rule 13d-3 under the Exchange Act) owns, directly or indirectly, more shares of the capital stock or other equity interests of the successor Parent than TCI or the TCI Spin-Off Person, whichever holds more shares, and (iii) the successor Parent accepts and adopts the terms of the Parents Agreement by instrument in form and substance reasonably satisfactory to the Parent of Acclaim Sub (or its Permitted Transferee). For purposes of this definition, (x) the ownership of shares of capital stock of TCI Sub shall include the right to vote and dispose of such shares and (y) the terms "TCI Sub" includes any Permitted Transferee of TCI Sub.

         "Transfer" means to sell, exchange, assign or transfer.

         "wholly owned Subsidiary" of any Person means a corporation, company or other entity (i) all of whose outstanding securities and the voting and disposition rights in respect thereof are solely beneficially owned (as defined in Rule 13d-3 under the Exchange Act) directly, or indirectly through one or more wholly owned subsidiaries, by such Person or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or other unincorporated association, but 100% of whose ownership interest and the voting and disposition rights in respect thereof are solely beneficially owned directly, or indirectly through one or more wholly-owned subsidiaries, by such Person; provided, in each case, that such corporation, company or other entity shall be deemed to be a wholly-owned subsidiary only so long as such 100% sole beneficial ownership exists.

         Section 1.02. Additional Definitions. The following additional terms have the meaning ascribed thereto in the Section or Schedule indicated below next to such term:

Defined Term                                       Section or Schedule Defined In
- ------------                                       ------------------------------
Additional Agreement                                        11.01
Approved Business Plan                             6.04(b)
Bankrupt Partner                                   8.05
Book Value                                         8.08
Budget                                             6.04(a)
Business                                          11.05
Business Plan                                      6.04(a)
Buyer                                              8.12(c)
Buy-Sell Closing Date                              8.12(d)
Buy-Sell Procedure                                 8.12(a)
Capital Account                                    5.01(a)
Capital Call                                       3.03
Certificate                                        2.01

Defined Term                                       Section or Schedule Defined In
- ------------                                       ------------------------------
Changed Partner                                    8.06
Complying Partner                                  3.04(b)
Damages                                            9.02(a)
Defaulted Advance Loan                             3.04(e)
Defaulting Partner                                 9.01
Delinquent Partner                                 3.04(a)
Electronic Means                                  11.02(b)
Event of Default                                   9.01
Event of Termination                              10.01
Extraordinary Decision                                      6.05
Fiscal Year                                                 5.07
initial Approved Business Plan                              6.04(a)
Initiating Partner                                 8.03(a)
Make-up Amount                                     3.04(e)
Non-Defaulting Partner                                      9.02
Nonrecourse Regulatory Allocations                 5.02(f)
Offer Notice                                       8.03(b)
Officers                                           6.03
Partner Loan                                                3.06
Partner Nonrecourse Regulatory Allocations         5.02(g)
Partnership Committee                              6.01(a)
Payment Date                                       3.03
Payment Default                                    3.04(b)
Penalty Amount                                     3.04(a)
Percentage Interest                                3.01
Proposed Budget                                    6.04(b)
Proprietary Information                                    12.18
Purchasing Partner                                 8.08
Refusing Partner                                   3.04(b)
Registration Sale Procedure                        8.03(a)
Required Contribution                                       3.03
Responding Partner                                 8.03(a)
Response Notice                                    8.03(c)
Sale Notice                                        8.03(a)
S-B Initiating Partner                             8.12(a)
S-B Responding Partner                             8.12(a)
Seller                                             8.12(c)
Selling Partner                                    8.08
Senior Credit Agreements                           3.06
Senior Officer                                     6.03
Special Contribution                               3.04

Defined Term                                       Section or Schedule Defined In
- ------------                                       ------------------------------
STT Partnership                                    11.02(d)
Stated Value                                        8.12(a)
Tax Matters Partner                                 7.03(a)
TCI Sub Cable Systems                              11.02
Term                                                2.03
Timely Partner                                     3.04(a)
Trigger Date
Unpaid Amount                                      3.04(a)


         Section 1.03. Terms Generally. The definitions in Sections 1.01 and 1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.


                                   ARTICLE II

                    FORMATION, NAME AND TERM OF PARTNERSHIP

         Section 2.01. Formation of the Partnership. The Partners hereby form the Partnership as a limited partnership pursuant to the Act, for the purposes and upon the terms and conditions set forth in this Agreement. Promptly after the execution of this Agreement, the Partnership shall file and record a Certificate of Limited Partnership of the Partnership (the "Certificate") in the office of the Secretary of State of the State of Delaware and provide a copy as filed to the Partners. The Partnership shall also file and record all such other certificates and documents, including amendments to the Certificate, as may be required or appropriate to comply with all requirements for the formation and operation of the Partnership as a limited partnership, the ownership of property and the conduct of business under the laws of the State of Delaware and of any other jurisdictions in which the Partnership may own property or conduct business. The Partnership shall provide the Partners with copies of each such document as filed and recorded.

         Section 2.02. Name of Partnership. The name of the Partnership shall be "_________________". The business of the Partnership may be conducted under such other name and/or names and variations thereof as the Partnership Committee may from time to time select. The name and any trade or service names, marks, emblems or logos related to the name of the Partnership shall be the exclusive property of the Partnership, and no Partner nor any Affiliate thereof shall have the right to use, and each Partner agrees, and shall cause its Controlled Affiliates and use its reasonable efforts to cause its other Affiliates, not to use any of said names, marks, emblems or logos other than on behalf of the Partnership and except as permitted pursuant to agreements between the Partnership and any such Partner or Affiliate or as otherwise agreed by the Partners.

         Section 2.03. Term of Partnership. The term of the Partnership shall commence upon the filing of the Certificate in the office of the Secretary of State of the State of Delaware and shall expire on August 31, 2044, unless sooner terminated in accordance with Article X. Such period of time as the Partnership shall remain in existence is referred to herein as the "Term".

         Section 2.04. Principal Office. The principal executive office of the Partnership shall be located at such place as the Partnership Committee shall establish, and the Partnership Committee may change the location of the principal executive office from time to time, provided that such principal executive office shall be located in the United States. The Partnership Committee may establish and maintain such other or additional offices and places of business of the Partnership, either within or without the State of Delaware, as it deems appropriate.

         Section 2.05. Residences. The place of residence of each Partner is its address set forth in Section 12.02.

         Section 2.06. Delaware Office; Agent for Service of Process. The address of the Partnership's registered office in the State of Delaware is in care of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name of the registered agent for service of process of the Partnership is The Corporation Trust Company. The Partnership Committee may from time to time appoint a new registered agent for the Partnership.

         Section 2.07. Purpose. Subject to, and upon the terms and conditions of this Agreement, the purposes and business of the Partnership shall be (i) to produce, develop, acquire (including by purchase or license), merchandise, own, and invest in games and other interactive entertainment software, (ii) to sell, license, distribute or otherwise transmit interactive entertainment principally to or through Electronic Means, (iii) to develop, provide and merchandise programming for the video game and computer industry and (iv) to promote standard hardware, software and other technologies to implement the Partnership's services and the delivery thereof. The Partnership shall have all the powers now or hereafter conferred by the laws of the State of Delaware on limited partnerships formed under the Act and, subject to the limitations of this Agreement, may do any and all lawful acts or things that are necessary, appropriate, incidental or convenient for the furtherance and accomplishment of the purposes and businesses of the Partnership.

         Section 2.08. Property Ownership. Except as otherwise expressly provided herein, all assets and property, whether real, personal or mixed, tangible or intangible, including contractual rights, owned by the Partnership or which the Partnership has the right to use shall be held or used in the name of the Partnership; all such assets, property and rights shall be deemed to be owned or used by the Partnership as an entity, and none of the Partners individually shall have any separate ownership in such assets, property or rights other than (i) as expressly provided in any agreement between the Partnership and any Partner or Affiliate thereof or (ii) as otherwise agreed by the Partners. Each Partner's interest in the Partnership is personal property for all purposes.


                                  ARTICLE III

                              PARTNERSHIP CAPITAL

         Section 3.01. Percentage Interests; Preservation of Percentages of Partnership Interests Held as General Partners and as Limited Partners. The initial "Percentage Interest" of Acclaim Sub as of the date of this Agreement is 65% and the initial "Percentage Interest" of TCI Sub as of the date of this Agreement is 35%, each of which percentage represents the sum of the "General Partner Percentage Interest" and "Limited Partner Percentage Interest" of such Partner as of the date of this Agreement as set forth in Exhibit A. Except as expressly provided in this Agreement or as may result from a transfer of Partnership Interests required or permitted by this Agreement, the Percentage Interest of a Partner shall not be subject to increase or decrease without such Partner's prior consent. For purposes of this Agreement, each Partner is treated as though it holds a single Partnership Interest, even though it holds ninety nine percent (99.00%) of its Partnership Interest as a General Partner and one percent (1.00%) of its Partnership Interest as a Limited Partner. Notwithstanding anything in this Agreement to the contrary, the Partners intend for each Partner to continue to hold ninety nine percent (99.00%) of its Partnership Interest as a General Partner and one percent (1.00%) of its Partnership Interest as a Limited Partner. Accordingly, the amount of any Capital Contributions made by a Partner pursuant to Article III and any allocations and distributions to a Partner pursuant to Article IV or Article V shall, except as otherwise provided therein, be allocated ninety nine percent (99.00%) to the Partnership Interest held by the Partner as a General Partner and one percent (1.00%) to the Partnership Interest held by the Partner as a Limited Partner. In the event that a Partner Transfers all or any portion of its Partnership Interest pursuant to this Agreement, ninety nine percent (99.00%) of the aggregate Partnership Interest so acquired by any Person shall be treated as attributable to the Partnership Interest held by the transferring Partner as a General Partner and one percent (1.00%) shall be treated as attributable to the Partnership Interest held by the transferring Partner as a Limited Partner. In the event that the Partnership Interest of a Partner is otherwise increased or decreased pursuant to this Agreement, the amount of the increase or decrease, as the case may be, shall be allocated ninety-nine percent (99.00%) to the Partnership Interest held by such Partner as a General Partner and one percent (1.00%) to the Partnership Interest held by such Partner as a Limited Partner.

         Section 3.02. Capital Contributions Generally; Initial Capital Contributions. As their initial Capital Contributions to the Partnership, Acclaim Sub and TCI Sub shall contribute an aggregate of $5,000,000 in cash. The amount of the initial Capital Contribution of each of Acclaim Sub and TCI Sub is set forth opposite its name on Exhibit A under the heading "Initial Cash Capital Contribution", which amount shall be payable on the date of the closing under the Exchange Agreement (or such other date as the Partners may agree). Unless otherwise agreed by the Partnership Committee pursuant to Section 6.06, all Capital Contributions shall be in cash. If the Partnership Committee determines to allow any future Capital Contributions to be made in property other than cash, such contributed property shall be credited to the contributing Partner's Capital Account at the Fair Market Value thereof (which shall be determined net of liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the
Code). Any such properties to be contributed by a Partner, the Fair Market Value thereof, and the liabilities to be assumed by the Partnership in connection therewith will be set forth in a contribution agreement, the terms of which must be satisfactory to and approved by the Partnership Committee pursuant to Section 6.06, but which shall include, in any event, representations and warranties by the contributing Partner that the properties being contributed are free and clear of any liens or encumbrances, are not subject to any indebtedness for borrowed money, and that the Partnership shall receive good and marketable title to such properties, and an agreement by the contributing Partner to indemnify the Partnership in the event of a breach of such representations and warranties.

         Section 3.03. Additional Capital Contributions. Subject to the limitations of this Agreement, if the Partnership requires additional capital from time to time to fund Partnership Costs to be incurred in conformity with the Approved Business Plan and/or decisions of the Partnership Committee, the Partners agree to make additional Capital Contributions, pro rata in accordance with their respective Percentage Interests, to fund such Partnership Costs pursuant to the following procedures. If additional Capital Contributions are scheduled to be made by the Partners under the Approved Business Plan, or upon a determination by the Partnership Committee pursuant to Section 6.06 that Capital Contributions in addition to those provided for in the Approved Business Plan are required to fund Partnership Costs to be incurred within the next six months in conformity with the Approved Business Plan, the Partnership Committee shall cause notice thereof (a "Capital Call") to be given to each Partner, setting forth in such notice in reasonable detail the purposes for which such additional capital is required, the amount of the additional Capital Contribution requested to be made by each Partner (the "Required Contribution"), the date (the "Payment Date") on which such additional Capital Contributions are to be made (which shall not be less than 15 days nor more than 45 days after the date such notice is given) and the account of the Partnership to which payment is to be made; provided, that in the case of additional Capital Contributions provided for in the initial Approved Business Plan and Budget adopted pursuant to Section 6.04 (a), such notice need only refer to the Required Contribution and the Payment Date therefor. Each Partner shall make the additional Capital Contribution required by such notice on or before the Payment Date. After adoption of the initial Approved Business Plan pursuant to Section 6.04(a) and during the period covered thereby or by any subsequent Approved Business Plan, if the Partnership Committee fails to make a Capital Call with respect to additional Capital Contributions scheduled to be made by the Partners under the initial Approved Business Plan or any subsequently Approved Business Plan or otherwise required to fund Partnership Costs incurred or to be incurred within the next six months in conformity with the Approved Business Plan as then in effect, or fails to make a Capital Call contemplated by Section 6.06(c) or Section 11.02(c), either Partner may issue such Capital Call to the other Partner (and the Partners shall make the additional Capital Contributions required thereby pro rata in accordance with their respective Percentage Interests); provided, however, that, except as otherwise provided in Section 6.06(c) and Section 11.02(c), no Partner shall be entitled to issue a Capital Call for additional Capital Contributions in any Fiscal Year if and to the extent that the amount of such additional Capital Contributions, when added to the amount of all other Capital Contributions for which Capital Calls have theretofore been made in such Fiscal Year, would exceed the amount specified for such Fiscal Year in the Approved Business Plan then in effect (and, if such amount varies based on varying sets of assumptions, under the then applicable set of assumptions) or if the amount or making of such additional Capital Contributions is subject to the achievement of any milestones provided for in the Approved Business Plan that have not been achieved.

         Section 3.04.    Failure to Make Capital Contributions.

                 (a) In the event that any Partner (the "Delinquent Partner") fails to make all or any portion of its Required Contribution on or before the related Payment Date, then, unless the Capital Call is rescinded as provided in Section 3.04(b)(i), an additional amount shall accrue as a penalty with respect to such unpaid amount (the "Unpaid Amount") at the Floating Rate from and including the Payment Date until the Unpaid Amount and the full amount of the penalty accrued thereon (as of any date of determination, the "Penalty Amount") are paid as provided in this Section 3.04. If the Delinquent Partner pays the Unpaid Amount to the Partnership on or before the tenth day following the related Payment Date, the Delinquent Partner shall, at the time of such payment, pay to the other Partner, if the other Partner made its Required Contribution in full on or before the related Payment Date and has no uncured Payment Defaults (the "Timely Partner"), a portion of the Penalty Amount equal to the interest that such Timely Partner would have earned on the amount of its Required Contribution, from and including the Payment Date to the date the Delinquent Partner pays the Unpaid Amount to the Partnership, if the Timely Partner had made a loan in such amount to the Partnership with interest at the Floating Rate. The Delinquent Partner shall pay the balance of the Penalty Amount, if any, to the Partnership and the amount so paid shall be deemed to be a special contribution ("Special Contribution") by the Delinquent Partner to the capital of the Partnership. The portion of the Penalty Amount paid to the Timely Partner shall not, for any purpose, be deemed to be a Capital Contribution.

                 (b) If the Delinquent Partner fails to pay the Unpaid Amount together with the Penalty Amount to the Partnership and/or the Timely Partner as provided in Section 3.04(a) on or before the tenth day following the related Payment Date (such failure being referred to herein as a "Payment Default", and such Partner being referred to herein as a "Refusing Partner"), the other Partner, if it is not a Refusing Partner and has no uncured Payment Defaults (the "Complying Partner"), may, in its sole discretion, by notice given to the Partnership Committee and the Refusing Partner within 10 days after the occurrence of the Payment Default:

                 (i) Elect to cause the Capital Call in respect of which the Payment Default occurred to be rescinded;

                 (ii) Elect to have the Required Contribution made by it in response to such Capital Call be deemed to be a loan to the Partnership, rather than a Capital Contribution, and make an additional loan to the Partnership in an amount equal to the Unpaid Amount;

                 (iii) Elect to make a loan to the Partnership in an amount equal to the Unpaid Amount;

                 (iv) Elect to make an additional Capital Contribution (an "Excess Contribution") to the Partnership in an amount equal to the Unpaid Amount;

                 (v) Elect to cause the Partnership to borrow from banks, lending institutions or other unrelated third parties an amount equal to the Unpaid Amount (in which event such borrowing shall not be subject to approval by the Partnership Committee pursuant to Section 6.05or 6.06); or

                 (vi) If the Payment Default occurs prior to the end of the last full Fiscal Year included in the initial Approved Business Plan, elect to cause the Payment Default to be referred to arbitration in accordance with Section 12.12 and, if the arbiter determines that the Capital Call in respect of which such Payment Default is alleged was valid and such Payment Default was the result of a violation of Section 3.03, (x) require the Defaulting Partner to make the additional Capital Contribution required by such Capital Call and (y) deposit in escrow, in accordance with Section 3.04(h), an amount (the "Escrow Amount") equal to the Defaulting Partner's pro rata share of all additional Capital Contributions scheduled to be made by the Partners under the Approved Business Plan for the remainder of the Fiscal Year in which such Payment Default occurred. Any determination made by an arbiter with respect to a referral pursuant to this clause (vi) shall be binding on each Partner and the Partnership.

The Complying Partner shall not be obligated to make any election under this
Section 3.04(b) and, except as provided in Section 9.01 or 9.02(a), neither the existence nor the exercise of any right of election available to a Complying Partner under this Section 3.04(b) shall affect the Complying Partner's right to treat the Refusing Partner's Payment Default as an Event of Default and to make any election and pursue at any time any remedy then available to a Non-Defaulting Partner pursuant to Section 9.02(a).

                 (c) If a Partner at any time becomes a Refusing Partner, it shall thereafter cease to be entitled to make any additional Capital Contributions to the Partnership unless and until it cures all of its Payment Defaults in the manner specified in Sections 3.04(g) or 3.04(h) or as otherwise agreed by the Complying Partner. Unless and until a Refusing Partner cures all of its Payment Defaults, such Partner shall be deemed (unless otherwise agreed by the Complying Partner) a Refusing Partner with respect to each subsequent Capital Call, and the other Partner, if it is a Complying Partner, shall be entitled to make an election under Section 3.04(b) with respect to each subsequent Capital Call.

                 (d) If the Complying Partner makes an election pursuant to clause (i) of Section 3.04(b), the Partnership shall promptly return to each Partner the amount contributed by it in response to such Capital Call and the Complying Partner shall be entitled to reimbursement directly from the Refusing Partner (and not from the Partnership) of an amount equal to the interest that such Complying Partner would have earned on the amount of its Required Contribution, from and including the later of (i) the Payment Date and (ii) the date such Complying Partner made its Required Contribution, to the date the same is returned to it by the Partnership, if the Complying Partner had made a loan in such amount to the Partnership with interest at the Floating Rate. Reimbursement payments pursuant to the immediately preceding sentence shall not, for any purpose, be deemed to be Capital Contributions.

                 (e) If the Complying Partner makes an election under clause (ii) or (iii) of Section 3.04(b), the indebtedness of the Partnership to the Complying Partner for the amount loaned and deemed loaned pursuant to such election (a "Defaulted Advance Loan") shall be evidenced by a promissory note of the Partnership in the form of Exhibit B hereto

(with any changes therein requested by any lender under any Senior Credit Agreement and consented to by the Complying Partner, which consent shall not be withheld unreasonably) and shall bear interest from the date made until paid in full at the Floating Rate.

                 (f) Whenever a Payment Default occurs, the Percentage Interests of the Partners shall (unless the Complying Partner has made an election pursuant to clause (i) or (ii) of Section 3.04(b)) be adjusted as follows: (i) the Percentage Interest of the Refusing Partner shall be reduced, with effect from the related Payment Date, so that such Percentage Interest equals the quotient (expressed as a percentage) of (x) the sum of all Capital Contributions (other than Special Contributions) actually made by such Refusing Partner from inception of the Partnership through and including the related Payment Date divided by (y) the sum of all Capital Contributions (other than Special Contributions) actually made by all Partners from inception of the Partnership through and including the related Payment Date plus the amount of any Excess Contribution made by a Complying Partner in respect of such Capital Call; and (ii) the Percentage Interest of the other Partner shall be increased, with effect from the related Payment Date, by the amount by which the Percentage Interest of the Refusing Partner has been reduced.

                 (g)      Notwithstanding the foregoing provisions of this
Section 3.04, if a Payment Default occurs and the Complying Partner does not elect to cause the Capital Call to be rescinded pursuant to clause (i) of
Section 3.04(b), a Refusing Partner may, with the written consent of the Complying Partner (which may be withheld in the Complying Partner's sole discretion), cure its Payment Default by paying to the Partnership and/or the Complying Partner, as provided below, an amount (the "Make-up Amount") equal to the Unpaid Amount plus the Penalty Amount. If the Complying Partner made no election pursuant to Section 3.04(b), the Refusing Partner shall pay (i) to the Complying Partner a portion of the Make-up Amount (the "Equalizing Payment") equal to the interest that the Complying Partner would have earned on the amount of its Required Contribution, from and including the later of (x) the Payment Date and (y) the date such Complying Partner made its Required Contribution, to the date the Equalizing Payment is paid to the Complying Partner, if the Complying Partner had made a loan in such amount to the Partnership and (ii) to the Partnership the balance of the Make-up Amount. The Equalizing Payment shall not, for any purpose, be deemed to be a Capital Contribution. The portion of the Make-up Amount paid to the Partnership that is in excess of the Unpaid Amount (if any) shall be deemed to be a Special Contribution by the Refusing Partner. If the Complying Partner had made an election pursuant to clause (ii) or clause (iii) of Section 3.04(b) to make a Defaulted Advance Loan to the Partnership, the full Make-up Amount shall be paid to the Partnership and the proceeds thereof shall promptly be applied by the Partnership to the repayment of such Defaulted Advance Loan in accordance with the terms of the note or notes evidencing the same. The portion of the Make-up Amount paid by the Refusing Partner pursuant to the immediately preceding sentence that is in excess of the Unpaid Amount shall be deemed to be a Special Contribution by the Refusing Partner. The Complying Partner shall contribute the balance of such Defaulted Advance Loan to the

Partnership and surrender the note or notes evidencing the same to the Partnership for cancellation. The portion of such Defaulted Advance Loan so contributed by the Complying Partner pursuant to the immediately preceding sentence that is in excess of such Complying Partner's Required Contribution shall be deemed to be a Special Contribution by the Complying Partner. If the Complying Partner had made an election pursuant to clause (iv) of Section 3.04(b) to make an Excess Contribution to the Partnership in respect of the Unpaid Amount, then the Refusing Partner shall pay to the Complying Partner a portion of the Make-up Amount equal to the interest that such Complying Partner would have earned on the amount of the Required Contribution made by it in response to the Capital Call in respect of which the Payment Default occurred, if it had made a loan in such amount to the Partnership with interest at the Floating Rate from and including the date of such contribution to the date the Make-up Amount is paid. The portion of the Make-up Amount so paid to the Complying Partner shall not, for any purpose, be deemed to be a Capital Contribution. The balance of the Make-up Amount shall be paid by the Refusing Partner to the Partnership and the Partnership shall apply the proceeds of such payment to make a special distribution to the Complying Partner in an amount equal to the Excess Contribution made by such Complying Partner. If the Complying Partner had made an election pursuant to clause (v) of Section 3.04(b) to cause the Partnership to borrow funds from banks, lending institutions or other unrelated third parties, the full Make-up Amount (plus an additional amount, if necessary, to pay accrued but unpaid interest on such borrowings if such rate of interest exceeded the Floating Rate) shall be paid to the Partnership and the proceeds thereof shall promptly be applied by the Partnership to the repayment of such borrowings in accordance with the terms of the credit agreement and the related note or notes evidencing the same. The portion of the Make-up Amount (and any additional amount paid in respect of accrued but unpaid interest in excess of the Floating Rate) paid by the Refusing Partner pursuant to the immediately preceding sentence that is in excess of the Unpaid Amount shall be deemed to be a Special Contribution by the Refusing Partner. If the Percentage Interests of the Partners were adjusted pursuant to Section 3.04(f) as a result of the Payment Default, then upon payment by the Refusing Partner of the Make-up Amount (plus any additional amount required in accordance with the provisions of this Section 3.04(g)) in full in accordance with the foregoing provisions of this Section 3.04(g), the Percentage Interests of the Partners shall be readjusted so as to restore to the Refusing Partner and the Complying Partner the respective Percentage Interests they would have had but for and solely based on the Payment Default of the Refusing Partner.

                 (h)      If the Complying Partner makes an election pursuant
to clause (vi) of Section 3.04(b) and the arbiter determines that the Capital Call in respect of which the Payment Default is alleged was valid and such Payment Default was the result of a violation of Section 3.03, the Refusing Partner shall pay (i) to the Complying Partner an amount (the "Interest
Amount") equal to the interest that the Complying Partner would have earned on the amount of its Required Contribution, from and including the later of (x)
the Payment Date and (y) the date such Complying Partner made its Required Contribution, to the date the Interest Amount is paid to the Complying Partner, if the Complying Partner had made a loan in such amount to the Partnership and (ii) to the Partnership an amount equal to the Unpaid Amount, plus an amount equal to the interest that the Partnership could have earned on the Unpaid Amount, from and including the Payment Date to the date the Unpaid Amount is paid to the Partnership. For purposes of this Section 3.04(h), it shall be assumed that the rate of interest that the Partnership could have earned on the Unpaid Amount is equal to 2%
plus the rate per annum applicable to borrowings by the Partnership under its principal credit facility, if any, or, if a choice of rates is then available to the Partnership, the highest such rate (in either case adjusted as and when changes in such applicable rate occur). The Interest Amount paid to the Complying Partner shall not, for any purpose, be deemed to be a Capital Contribution and the amount paid to the Partnership in excess of the Unpaid Amount shall be deemed to be a Special Contribution by the Refusing Partner.
The Refusing Partner shall deposit the Escrow Amount in escrow with a financial institution acceptable to the Complying Partner as escrow agent, and amounts deposited in escrow shall be subject to automatic withdrawal by the Partnership to satisfy Capital Calls made in conformity with the Approved Business Plan for the remainder of the Fiscal Year in which the applicable Payment Default occurred. Any interest earned on the amount deposited in escrow by the Refusing Partner shall be paid to the Partnership, and shall be deemed a Special Contribution by the Refusing Partner. Upon compliance with this Section
3.04(h), a Refusing Partner shall be deemed to have cured its Payment Default and shall thereafter be entitled to all the rights and benefits of a Complying Partner. If the Percentage Interests of the Partners were adjusted pursuant to
Section 3.04(f) as a result of the Payment Default, then upon compliance by the Refusing Partner with this Section 3.04(h), the Percentage Interests of the Partners shall be readjusted so as to restore to the Refusing Partner and the Complying Partner the respective Percentage Interests they would have had but for and solely based on the Payment Default of the Refusing Partner.

                 (i) This Section 3.04 shall not be applicable to Acclaim Sub (or its Permitted Transferee), and Acclaim Sub (or its Permitted Transferee) shall not be deemed a Refusing Partner, if Acclaim was unable to make all or part of a Required Contribution (other than its initial Capital Contribution payable pursuant to Section 3.02) because of financial inability resulting directly from (i) the failure of TCI to maintain an effective registration statement covering the sale of the "TCI Shares" (as defined in the Exchange Agreement) during the period it was required to maintain such effectiveness under the Exchange Agreement or if such registration statement shall be the subject of a stop order by the Securities and Exchange Commission suspending the effectiveness thereof, (ii) the suspension or threatened suspension of the qualification of the TCI Shares for sale under the securities or blue sky laws of any jurisdiction, (iii) TCI advising Acclaim pursuant to
Schedule 1.02 to the Exchange Agreement to cease selling TCI Shares or (iv) any cessation or delay in trading or the delisting of TCI's securities on or from any national securities exchange or the Nasdaq Stock Market; provided, that this Section 3.04 shall be applicable to Acclaim Sub (or its Permitted Transferee), and Acclaim Sub (or such Permitted Transferee) shall be deemed a Refusing Partner, if the inability of TCI to maintain such effective registration statement, or such stop order, suspension or threatened suspension, is due to or arising from, in whole or in substantial part, (x) any actual or alleged untrue statement of a material fact or any actual or alleged omission of a material fact required to be stated in the related prospectus made (or omitted) in reliance on and in conformity with written information furnished by or on behalf of Acclaim Sub or Acclaim or (ii) any violation of any federal or state securities laws, rules or regulations by Acclaim or any of its Affiliates.


         Section 3.05. Effect of Failure to Contribute on Voting. A Refusing Partner, at such time as its Percentage Interest is less than 25% of all Percentage Interests of the General Partners, shall cease to have any rights to representation on the Partnership Committee, whereupon such Refusing Partner's then Representatives on the Partnership Committee shall be deemed to have immediately resigned such positions, with the number of members comprising the Partnership Committee, and the required quorum necessary for the taking of action by the Partnership Committee, reduced accordingly. Thereafter, subject to Section 6.06(b), all matters required to be submitted to the Partnership Committee pursuant to Sections 6.05 or 6.06(a) or any other provision of this Agreement shall be deemed approved if consented to by the Representatives of the other Partner (provided such other Partner has no uncured Payment Defaults), and the Refusing Partner shall have no voting rights other than those required under Delaware law and those enumerated in Section 6.06(b); provided, however, that if the Refusing Partner cures all of its Payment Defaults in accordance with Section 3.04(g) or 3.04(h), then the number of members of the Partnership Committee (and the quorum necessary for the taking of action) shall be restored to the number that would have been in effect but for the removal of the Refusing Partner's Representatives pursuant to this
Section 3.05 and such Refusing Partner shall be entitled to designate Representatives to fill such positions on the Partnership Committee.

         Section 3.06. Partnership Funds. The funds of the Partnership shall be deposited in such bank accounts or invested in such investments as shall be designated by the Partnership Committee. Partnership funds shall not be commingled with those of any other Person without the consent of all Partners. The Partnership shall not lend or advance funds to, or guarantee any obligation of, a Partner or any Affiliate thereof without the prior written consent of the other Partner.

         Section 3.07. Partner Loans; Defaulted Advance Loans; Other Borrowings. Subject to any applicable approval required by Article VI, in order to satisfy the Partnership's financial needs, the Partnership may, if so determined by the Partnership Committee or provided for in the Approved Business Plan, (i) borrow from banks, lending institutions or other unrelated third parties, and may pledge Partnership properties or the production of income therefrom to secure and provide for the repayment of such loans and (ii) borrow funds from any Partner or an Affiliate of a Partner. Loans made by a Partner or an Affiliate of a Partner (a "Partner Loan") shall be evidenced by a promissory note of the Partnership in the form approved by the lending Partner and the Partnership Committee and, unless otherwise agreed by the Partners and subject to the last two sentences of this Section 3.07, shall bear interest payable quarterly from the date made until paid in full at a rate per annum (calculated for actual days elapsed in a year of 365 or 366 days, as applicable) equal to 2% plus the Prime Rate (adjusted as and when changes in such Prime Rate occur). Unless a Partner declines to make such loan, Partner Loans shall be made pro rata in accordance with the respective Percentage Interests of the Partners (or in such other proportion as the Partners may agree). Unless otherwise expressly determined by the Partnership Committee, all Partner Loans and Defaulted Advance Loans shall be unsecured and the promissory notes evidencing the same shall, except as otherwise provided in Section 8.09(a)(iii), be nonnegotiable and nontransferable except to a Permitted Transferee in connection with a Transfer under Section 8.02. Repayment of the principal amount of and accrued interest on all Partner Loans and Defaulted Advance Loans shall be subordinated to the repayment of the principal of and accrued interest on any indebtedness of the Partnership to third party lenders, to the extent required by the applicable provisions of the instruments creating such indebtedness to third party lenders ("Senior Credit Agreements"). All amounts required to be paid in accordance with the terms of such notes and all amounts permitted to be prepaid shall be applied to the notes held by the Partners in accordance with the order of payment contemplated by Section 10.02(c)(iii). Subject to the terms of applicable Senior Credit Agreements, Partner Loans and Defaulted Advance Loans shall be repaid to the Partners at such times as the Partnership has sufficient funds to permit such repayment without jeopardizing the Partnership's ability to meet its other obligations on a timely basis. Nothing contained in this Agreement or in any promissory note issued by the Partnership hereunder shall require the Partnership or any Partner to pay interest or any amount as a penalty at a rate exceeding the maximum amount of interest permitted to be collected from time to time under applicable usury laws. If the amount of interest or of such penalty payable by the Partnership or any Partner on any date would exceed the maximum permissible amount, it shall be automatically reduced to such amount, and interest or the amount of the penalty for any subsequent period, to the extent less than that permitted by applicable usury laws, shall, to that extent, be increased by the amount of such reduction.


                                   ARTICLE IV

                                 DISTRIBUTIONS

         No Partner shall have the right to withdraw any amount from its Capital Account, or to receive any distribution, without the approval of the Partnership Committee. No Partner shall have the right to demand or, except as otherwise provided in Section 10.02, receive a distribution of property other than cash from the Partnership. The Partnership may, from time to time, distribute cash to the Partners pro rata in accordance with their respective Percentage Interests in amounts that the Partnership Committee determines are in excess of the amounts reasonably necessary for the continued efficient operation of the business of the Partnership. The Partnership shall pay in full all Partner Loans and Defaulted Advance Loans (in accordance with the order of payment contemplated by Section 10.02(c)(iii)) prior to making any cash distributions to the Partners, other than a special distribution pursuant to Section 3.04(g). Except as otherwise provided in Section 10.02, distributions to the Partners shall be made in accordance with their respective Percentage Interests at the time of distribution. Notwithstanding the above, no distribution shall be made to a Partner to the extent such distribution would cause or increase a deficit balance in such Partner's Capital Account.


                                   ARTICLE V

                       CAPITAL ACCOUNTS; TAX ALLOCATIONS

         Section 5.01.    Capital Accounts.

                 (a) There shall be established for each Partner on the books of the Partnership a capital account (a "Capital Account"). The Capital Account of each Partner shall be credited with (i) the amount of any cash contributed by such Partner to the Partnership (including deemed contributions pursuant to Section 12.16), (ii) the fair market value of any Capital Contributions made in property other than cash (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code) and (iii) the amount of any Net Income or items thereof or any other income item, allocated to such Partner pursuant to
Section 5.02. The contribution by a Complying Partner of a Defaulted Advance Loan to the Partnership pursuant to Section 3.04(e) shall be deemed to be a contribution of cash in an amount equal to the unpaid principal amount of such Defaulted Advance Loan plus all accrued but unpaid interest thereon. The Capital Account of each Partner shall be decreased by (i) the amount of any Net Losses, or items thereof or any other item of deduction, allocated to such Partner pursuant to Section 5.02 and (ii) the amount of cash and the fair market value of any property (net of any liabilities secured by such property that such Partner is considered to assume or take subject to under Section 752 of the Code) distributed to such Partner (including deemed distributions pursuant to Section 12.16). The Capital Account of a Partner also shall be adjusted appropriately to reflect any other adjustments required pursuant to Regulations Sections 1.704-1(b) and 1.704-2.

                 (b) Upon the occurrence of any event specified in Regulations Section 1.704-1(b)(2)(iv)(f), the Partnership Committee may cause the Capital Accounts of the Partners to be adjusted as if the property of the Partnership had been sold at Fair Market Value immediately prior to such event.

                 (c) In the event that any Partnership Interest is Transferred in accordance with the provisions of Article VIII, the transferee of such Partnership Interest shall succeed to the portion of the transferor's Capital Account attributable to such interest.

         Section 5.02.    Capital Account Allocations.

                 (a) Allocations of Net Income and Net Loss. The Net Income or Net Loss, as applicable, of the Partnership for each Fiscal Year (or portion thereof) shall be allocated to the Partners pro rata in accordance with their respective Percentage Interests.

                 (b) Income Offset. Notwithstanding any other provision of this Agreement, no Loss or item of deduction or loss shall be allocated to a Partner which causes or increases a deficit balance in such Partner's Capital Account. In determining the extent to which the previous sentence is satisfied, each Partner's Capital Account also shall be reduced by (i) allocations of loss and deduction that, as of the end of such year reasonably are expected to be made to such Partner pursuant to Section 704(e)(2) of the Code, Section 706(e) of the Code and paragraph (b)(2)(ii) of Regulations
Section 1.751-1, and (ii) distributions that, as of the end of such year, reasonably are expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's Capital Account that reasonably are expected to occur during (or prior to) the Partnership taxable years in which such distributions reasonably are expected to be made. For the purposes of determining the amount of expected distributions and expected Capital Account increases described in (ii) above, the adjusted basis of Partnership property (as reflected in the Capital Accounts of the Partners) will be presumed to be the fair market value of such property and adjustments to the basis will be presumed to be matched by corresponding changes in such property's fair market value. In addition, the Capital Account of a Partner will be deemed to be increased by such Partner's share of Partner Nonrecourse Debt Minimum Gain and such Partner's share of Partnership Minimum Gain. Any deduction denied to a Partner because of the rule of this Section 5.02(b) shall be allocated to the other Partners in proportion to their respective Percentage Interests. If any Partner unexpectedly receives an allocation or distribution described in clause
(i) or (ii) above, which causes a deficit balance in such Partner's Capital Account (as modified pursuant to this Section 5.02(b)), such Partner will be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income and gain for such year) in an amount and manner sufficient to eliminate such deficit, as quickly as possible.

                 (c) Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement if for any Fiscal Year there is a net decrease in Partnership Minimum Gain, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for succeeding years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g), except as otherwise provided in Regulations Section 1.704-2(f)(2), 1.704-2(f)(3), 1.704- (2)(f)(4), and 1.704-2(f)(5). Allocations pursuant to the previous
sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This
Section 5.02(c) is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                 (d) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, if during a Fiscal Year there is a net decrease in Partner Nonrecourse Debt Minimum Gain, each Partner who has a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of such year shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for succeeding years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4) (and taking into account the exceptions provided therein). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704- 2(i)(4). This Section 5.02(d) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                 (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be allocated as Net Loss pursuant to
Section 5.02(a).

                 (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

                 (g) Nonrecourse Regulatory Allocations. The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 5.02(c) and 5.02(e). Notwithstanding any other provision of this Agreement, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 5.02(g) shall be made with respect to allocations pursuant to Section 5.02(c) prior to the Fiscal Year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain and (ii) allocations pursuant to this Section 5.02(g) shall be deferred with respect to allocations pursuant to Section 5.02(e) to the extent the Partnership Committee determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 5.02(c).

                 (h) Partner Nonrecourse Regulatory Allocations. The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 5.02(d) and 5.02(f). Notwithstanding any other provision of this Agreement, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 5.02(h) shall be made with respect to allocations pursuant to Section 5.02(d) relating to a particular Partner Nonrecourse Debt prior to the Fiscal Year during which there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Nonrecourse Debt Minimum Gain and (ii) allocations pursuant to this Section 5.02(h) shall be deferred with respect to allocations pursuant to Section 5.02(f) to the extent the Partnership Committee determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 5.02(d).

                 (i) Application. The Partnership Committee shall have reasonable discretion, with respect to each Fiscal Year, to (i) apply the provisions of Sections 5.02(g) and 5.02(h) in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations and (ii) divide all allocations pursuant to Sections 5.02(g) and 5.02(h) among the Partners in a manner that is likely to minimize such economic distortions.

         Section 5.03. Allocations for Federal Income Tax Purposes. The Partnership's ordinary income and losses, capital gains and losses and other tax items as determined for Federal income tax purposes shall be allocated to the Partners in the same manner as the corresponding "book" items are allocated pursuant to Section 5.02. Notwithstanding the foregoing sentence, Federal income tax items relating to Section 704(c) Property shall be allocated among the Partners in accordance with Section 704(c) of the Code or Regulations
Section 1.704-1(b)(4)(i), as applicable, to take into account the difference between the fair market value and the tax basis of such Section 704(c) Property as of the date of its contribution to the Partnership or revaluation pursuant to Section 5.01(b). Credits shall be allocated in accordance with the allocation of the deduction for the Partnership expenditure which gave rise to the credit. Items described in this Section 5.03 shall neither be credited nor charged to the Capital Accounts of the Partners.

         Section 5.04. Prorated Allocations. In the event of a Transfer of any Partnership Interest, regardless of whether the transferee is already a Partner or becomes an additional, substitute or successor Partner, all items of income, gain, loss and deduction attributable to such Partnership Interest for the Fiscal Year in which the Transfer occurs shall be allocated between the transferor and the transferee on the basis of the ownership of such Partnership Interest during such Fiscal Year. Subject to Section 706 of the Code, such allocation shall be made either by prorating items of income, gain, loss and deduction for such year based upon the number of days that such Partnership Interest was owned by the transferor and the transferee, respectively, or in accordance with a closing of the books on an interim basis on the date on which the Transfer occurred, as determined by the Tax Matters Partner.

         Section 5.05. Distribution in Kind. If any asset of the Partnership is distributed in kind pursuant to Section 10.02(c)(iv) of this Agreement, the amount of income or loss that would have been realized had such asset been sold at its Fair Market Value shall be Net Income or Net Loss, as the case may be, and shall be allocated to the Capital Accounts of the Partners pursuant to Section 5.02. If any asset of the Partnership is distributed in kind pursuant to any other section of this Agreement, the amount of income or loss that would have been realized had such asset been sold at its fair market value shall be deemed to be Net Income or Net Loss and shall be allocated to the Capital Accounts of the Partners pursuant to Section 5.02.

         Section 5.06.    Tax Elections.

                 (a) The Partnership may elect to capitalize (rather than deduct) all expenses that it incurs to the extent permitted by applicable law and GAAP.

                 (b) In the event of a Transfer of all or part of a Partner's interest in the Partnership, the Tax Matters Partner shall at the request of the transferee cause the Partnership to elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's property; provided, however, that the tax items attributable to any such basis adjustment shall be allocated solely to such transferee and such transferee shall reimburse the Partnership promptly for all costs associated with such basis adjustment, including bookkeeping, appraisal and other similar costs..

                 (c) Except as otherwise expressly provided herein, all other elections required or permitted to be made by the Partnership under the Code (or applicable state or local tax law) shall be made in such manner as may be determined by the Partnership Committee to be in the best interests of the Partners as a group.

         Section 5.07. Fiscal Year. The fiscal year of the Partnership ("Fiscal Year") for tax and accounting purposes shall end on the last day of August of each year.

         Section 5.08. Interest. No Partner shall be entitled to interest on its Capital Contributions or on the positive balance in its Capital Account and no such interest shall be accrued or paid.


                                   ARTICLE VI

                         MANAGEMENT OF THE PARTNERSHIP

         Section 6.01.    Partnership Committee.

                 (a) There is hereby established a Partnership Committee for the Partnership (the "Partnership Committee"), which, unless otherwise stated herein, shall have and exercise full discretion and final authority with respect to the management of the business and affairs of the Partnership. The initial Partnership Committee shall consist of five members (each, a "Representative"), with three members designated by Acclaim Sub and two members designated by TCI Sub. One Representative designated by each Partner shall be a co-chair of the Partnership Committee. Each Partner shall give written notice to the other Partner on or prior to the date hereof of the Persons selected to be its initial Representatives, effective as of the date hereof. The Representatives of each Partner shall collectively have one vote and, in the absence of prior written notice to the Partnership Committee to the contrary, each Representative of a Partner shall be conclusively presumed to have the authority to cast such vote in the name and on behalf of such Partner. The number of members of the Partnership Committee will be subject to reduction in accordance with Section 3.05 and Section 9.02(d).

                 (b) Any Partner may, at any time, by written notice to the other Partner, remove any or all of its Representatives, with or without cause, and appoint substitute Representatives to serve in their stead. Each Partner shall be entitled to name an alternate Representative to serve in the place of any Representative appointed by such Partner should any such Representative not be able to attend a meeting or meetings. Each Partner shall bear the costs incurred by each Representative or alternate designated by it to serve on the Partnership Committee, and no Representative or alternate shall be entitled to compensation from the Partnership for serving in such capacity.

                 (c) In the event any Representative dies or is unwilling or unable to serve as such or is removed from office by the Partner that designated him or her, such Partner shall promptly designate a successor to such Representative. Such successor shall be appointed as soon as possible, but in no event later than five Business Days after the day such vacancy first occurs.

                 (d) The written notice of a Partner's appointment of a Representative or alternate shall in each case set forth such Representative's or alternate's business and residence addresses and business telephone number. Each Partner shall promptly give written notice to the other Partner of any change in the business or residence address or business telephone number of any of its Representatives. Each Person designated by a Partner to be its Representative on the Partnership Committee, and each Person designated by such Partner to serve in such Representative's stead or as his or her alternative or successor, shall be subject to the approval of the other Partner (which approval shall not be unreasonably withheld) prior to such Person's appointment to the Partnership Committee. TCI Sub shall not designate a Person to serve as its Representative on the Partnership Committee if such Person serves in a similar capacity on the partnership committee of the STT Partnership.

                 (e) Each Partner shall cause its Representatives on the Partnership Committee to comply with the terms of this Agreement. In the absence of prior written notice to the contrary, any action taken by a Representative of a Partner shall, so far as the other Partner is concerned, be deemed to have been duly authorized by the Partner that appointed such Representative.

                 Section 6.02.    Meetings of the Partnership Committee.

                 (a) The initial meeting of the Partnership Committee shall take place on such date and at such time and place as the Partners agree. The Partnership Committee shall hold regular meetings no less frequently than quarterly and shall establish meeting times, dates and places and requisite notice requirements and adopt rules or procedures consistent with the terms of this Agreement. The Partnership Committee may meet by means of telephone, conference telephone or similar communications equipment. Each Partner shall have the right to call a special meeting of the Partnership Committee at any time or from time to time by giving prior written notice of the agenda, time, date and location (which shall be at the principal office of the Partnership unless otherwise agreed) or means of conducting such meeting to the other Partner. Unless a longer notice period is established by the Partnership Committee, at least five Business Days' prior notice of a special meeting shall be given. Written notice of a special meeting shall be preceded by a telephone call from the Partner calling the Special Meeting to each Representative, at which time such Representative (or his office) shall be advised of the date, time and place of, and proposed agenda (in summary) for, the special meeting. Any Representative of a Partner may waive notice to such Partner of any meeting in writing before, at or after such meeting. The attendance of a Representative at a meeting shall constitute a waiver of notice of such meeting, except when a Representative attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called. Except as otherwise determined by the Partnership Committee, all regular meetings of the Partnership Committee shall be held at the principal office of the Partnership.

                 (b) Subject to Section 3.05 and 9.02(d), at any meeting of the Partnership Committee, the presence or participation of one Representative designated by each Partner shall constitute a quorum for the taking of any action, provided that all Partners have received prior written notice of such meeting or have waived such notice as provided in Section 6.02(a). Subject to Sections 3.05(g) and 9.02, all actions required or permitted to be taken by the Partnership Committee must be by the affirmative vote of the Representatives of the requisite Partner or Partners as provided in Sections 6.05 or 6.06, as applicable, attending or participating in a meeting at which a quorum (except as provided in this Section 6.02) is present, or in lieu of a meeting, by the unanimous written consent (which may be executed in counterparts) of the Representatives of the Partners. Each Representative entitled to vote at a meeting of the Partnership Committee may authorize another Person to act for him by proxy, provided that such proxy must be signed by the Representative and shall be revocable by such Representative at any time prior to such meeting. Minutes of each meeting of the Partnership Committee shall be prepared and circulated to the Representatives. Written consents to any action taken by the Partnership Committee shall be filed with the minutes. The quorum and vote required for action to be taken at a meeting of the Partnership Committee shall be subject to change in accordance with Sections 3.05, 6.05 and 9.02(d).

         Section 6.03. Officers of the Partnership. The Partnership shall have such officers (the "Officers") as the Partnership Committee may determine to appoint from time to time. The Partners contemplate that in accordance with Sections 6.05 or 6.06 (a), as applicable, the Partnership Committee will appoint a chief executive officer (a "CEO"), a chief financial officer ("CFO") and one or more chief operating officers for the Partnership (each, a "Senior Officer"), who shall be responsible for the day-to-day management of the operations of such business. Such Officers, who shall be deemed agents and employees of the Partnership, shall serve at the pleasure of the Partnership Committee; shall act in full accordance with the Approved Business Plan and the decisions of the Partnership Committee; and shall have no authority to take any action with respect to any of the matters enumerated in Section 6.05 or 6.06 (unless such action is specifically authorized in the Approved Business Plan or Budget) without first obtaining the requisite approval of the Partnership Committee, as provided therein with respect to the matter in question. Except as provided above or as otherwise determined by the Partnership Committee, such Officers shall (x) have such powers as are usually exercised by comparably designated officers of a Delaware corporation and (y) have the power to bind the Partnership through the exercise of such powers to the extent consistent with the terms of this Agreement. The CEO (or his or her designee) shall attend the meetings of the Partnership Committee unless otherwise requested by the Partnership Committee and shall provide such reports with respect to the business of the Partnership as may be requested by the Partnership Committee. The Partners shall undertake promptly to identify and hire a CEO for the Partnership (it being understood that Acclaim Sub shall have the primary responsibility for locating, interviewing and recommending qualified persons for the position of CEO to the Partnership Committee for its approval). A Limited Partner or an employee, agent or officer of a Limited Partner may also be an employee, agent or officer of the Partnership or a General Partner. The existence of these relationships and acting in such capacities will not result in a Limited

Partner being deemed to be participating in the conduct or control of the business of the Partnership.

         Section 6.04.    Business Plan and Budget.

                 (a) Promptly following the appointment of a CEO, the CEO (and the CFO, if any) shall work with the Partners and their authorized representatives to prepare a business plan ("Business Plan") for the Partnership covering the remainder of the Fiscal Year in which the initial Approved Business Plan is approved and the next succeeding three Fiscal Years of the Partnership (or such other period as the Partnership Committee may approve). The Partners shall use all diligent efforts and cooperate in good faith with each other and the CEO to develop and submit to the Partnership Committee a proposed initial Business Plan by no later than six months after the appointment of the CEO (such initial Business Plan, if approved, being herein referred to as the "initial Approved Business Plan"). The initial Approved Business Plan shall include, in reasonable detail, research and development, capital expenditure and operating budgets for each Fiscal Year (or part thereof) covered thereby (such budgets for any Fiscal Year being collectively referred to as the "Budget"). The initial Approved Business Plan shall also set forth a timetable for, together with the amount of, all additional Capital Contributions to be requested of the Partners during each Fiscal Year (or part thereof) included therein based on the assumptions (or varying sets of assumptions) upon which the initial Approved Business Plan was prepared (which shall be stated therein) and depending, if applicable, on the achievement of any milestones specified therein.

                 (b) The CEO and, if any, the CFO shall submit annually to the Partnership Committee at least 60 days prior to the start of each Fiscal Year after the first full Fiscal Year (i) a proposed Budget (the "Proposed Budget") for the forthcoming Fiscal Year including an income statement prepared on an accrual basis which shall show in reasonable detail the revenues and expenses projected for the Partnership's business for the forthcoming Fiscal Year and a cash flow statement which shall show in reasonable detail the receipts and disbursements projected for the Partnership's business for the forthcoming Fiscal Year and the amount of any corresponding cash deficiency or surplus, the required additional Capital Contributions, if any (including the timing of the call of any such additional Capital Contributions) and any contemplated borrowings of the Partnership and (ii) a proposed revised Business Plan for the Fiscal Year covered by the Proposed Budget and the succeeding two Fiscal Years (or such other period as the Partnership Committee may approve pursuant to Section 6.06(a)) in substantially the same or greater detail as the initial Approved Business Plan and containing such additional categories of information as may be appropriate to reflect the progress of the Partnership's
development, marketing and distribution activities.   Such Proposed Budget and
Business Plan shall be prepared on a basis consistent with the Partnership's audited financial statements and GAAP. If such Proposed Budget or such Business Plan, as the case may be, is approved by the Partnership Committee, then such Proposed Budget or such Business Plan, as the case may be, shall be considered approved and shall constitute the Budget or the Approved Business Plan, as the case may be, for all purposes of this Agreement and shall supersede any previously approved Budget or Approved Business Plan, as the case may be. If a Proposed Budget or Business Plan, as the case may be, is not approved by the Partnership Committee, then the Partners shall cause their Representatives on the Partnership Committee to cooperate in good faith and confer with the CEO and, if any, the CFO for the purpose of attempting to arrive at a Proposed Budget or Business Plan, as the case may be, that can secure the approval of the Partnership Committee.

                 (c) If, notwithstanding the foregoing procedures, on the first day of the second full Fiscal Year contained in the initial Approved Business Plan or on September 1 of any Fiscal Year thereafter, no Proposed Budget has been approved by the Partnership Committee for such Fiscal Year, then the previously approved Budget for such Fiscal Year, adjusted (without duplication) to reflect increases or decreases resulting from the following events, shall govern until such time as the Partnership Committee approves a new Proposed Budget:

                          (i) the operation of escalation or de-escalation provisions in contracts in effect at the time of approval of the prior Fiscal Year's Budget solely as a result of the passage of time or the occurrence of events beyond the control of the Partnership to the extent such contracts are still in effect and have not been terminated;

                          (ii) elections made in any prior Fiscal Year under contracts contemplated by the Budget for the prior Fiscal Year regardless of which party to such contracts makes such election;

                          (iii)   increases or decreases in expenses
                 attributable to the annualized effect of employee additions or reductions during the prior Fiscal Year contemplated by the Budget for the prior Fiscal Year;

                          (iv) interest expense attributable to any loans made to the Partnership (including Partner Loans and Defaulted Advance Loans);

                          (v) increases in overhead expenses in an amount equal to the total of overhead expenses reflected in the Budget for the prior Fiscal Year multiplied by the increase in the Consumer Price Index for the prior year, but in no event more than 5%;

                          (vi) the anticipated incurrence of costs during such Fiscal Year for any legal, accounting and other professional fees or disbursements in connection with events or changes not contemplated at the time of preparation of the Budget for the prior Fiscal Year;

                          (vii) the continuation of the effects of a decision made by the Partnership Committee or the Partners in the prior Fiscal Year with respect to any of the matters referred to in
                 Section 6.05 or 6.06 that are not reflected in the Budget for the prior Fiscal Year; and

                          (viii) decreases in expense attributable to non-recurring items reflected in the prior Fiscal Year's Budget.

         Except as otherwise provided herein, any Budget established pursuant to this Section 6.04(c) shall be deemed to have been approved by the Partnership Committee.

                 (d) If a Business Plan is submitted for approval pursuant to this Section 6.04 and is not approved by the Partnership Committee, the Business Plan most recently approved by the Partnership Committee pursuant to
Section 6.04(a) or Section 6.04(b) shall remain in effect as the Approved Business Plan; provided, that, if a Proposed Budget is approved pursuant to
Section 6.04(b) (as opposed to a Budget that is deemed approved pursuant to Section 6.04(c)), the Approved Business Plan then in effect (including the aggregate amount of additional Capital Contributions contemplated for the applicable Fiscal Year) shall be deemed to be amended so that the matters to be addressed and funded in the Fiscal Year therein corresponding to the Fiscal Year for which such Budget has been approved shall be consistent with such Budget approved under Section 6.04(b). Subject to the foregoing and to Section 6.06(c) and Section 11.02(c), the aggregate amount of additional Capital Contributions that may be requested of the Partners during a Fiscal Year for which the Budget is approved or deemed approved but a proposed Business Plan is not approved shall not exceed the amount projected for such Fiscal Year in the Approved Business Plan then in effect (and, if such amount varies based on varying sets of assumptions, under the then applicable set of assumptions) and shall remain subject to the achievement of any milestones provided for therein.

         Section 6.05. Actions To Be Submitted to the Partnership Committee. Subject to Sections 3.05, 6.06 and 9.02(d), except to the extent expressly provided for in the then-applicable Budget or Approved Business Plan (in which event such action may be taken without further submission to or approval by the Partnership Committee), no action may be taken by the Partnership in connection with any of the following matters unless such matters are first submitted for discussion to the Partnership Committee:

                          (i)     the making of cash distributions in
                 accordance with Article IV;

                          (ii) all matters relating to the appointment, compensation or payment of benefits to, or the termination or removal of, any Senior Officer, other than the CEO, of the Partnership;

                          (iii) the appointment of and any change in the Accountants for the Partnership;

                          (iv) the adoption or change of a significant tax or accounting practice or principle of the Partnership or the making of any significant tax or accounting election by the Partnership (other than an election under Section 754 of the Code in connection with the transfer of a Partnership Interest which shall be made by the Tax Matters Partner in accordance with Section 5.06(b) if (and only if) requested by the transferee thereof) or the adoption of any position for purposes of any tax return that will have a material effect on the Partnership or any Partner (unless the taking of such position is expressly contemplated by this Agreement);

                          (v) the appointment or change in appointment of legal counsel for the Partnership;


                          (vi) the investment of Partnership Funds pursuant to Section 3.06;

                          (vii) the taking of any action requiring the approval of the Partnership Committee pursuant to this Agreement for which the unanimous vote of the Representatives on the Partnership Committee pursuant to Section 6.06(a) is not expressly specified; and

                          (viii)  the approval of all other material
                 transactions not in the ordinary course of business.

                 Any matter submitted to the Partnership Committee in accordance with this Section 6.05 shall, after discussion, be deemed approved if consented to by the Representatives of the Partner holding, at the time of such meeting, the higher Percentage Interest; provided, that if, (A) pursuant to Section 3.05 or 9.02(d), a Partner is not entitled to representation on the Partnership Committee or (B) after notice is properly given of a meeting of the Partnership Committee in accordance with Section 6.02(a) the Representatives of one Partner do not attend such meeting, then the foregoing matters may be unilaterally approved by the Representatives of the other Partner.

         Section 6.06. Actions Requiring Unanimous Approval of the Partnership Committee.

                 (a) Subject to Sections 3.05, 9.02(d), and 11.02(c) and except to the extent expressly provided for in the then-applicable Budget or Approved Business Plan (in which event such action may be taken without further submission to or approval by the Partnership Committee), no action may be taken by the Partnership in connection with any of the following matters (each, an "Extraordinary Decision") without the approval of the Representatives of both Partners on the Partnership Committee:

                          (i) the sale, transfer, disposition, pledge or encumbrance (a "disposition") of any assets of the Partnership, except for (x) dispositions in the ordinary course of business of the Partnership and (y) dispositions not in the ordinary course of business that have a value which singly, or in the aggregate for any Fiscal Year, exceed $1,500,000 (or such greater or lesser amount as may from time to time be approved by the Partnership Committee pursuant to this Section 6.06);

                          (ii) the making of Capital Calls, except as provided for in the Approved Business Plan and/or Budget or otherwise expressly provided in Sections 3.03 and 11.02(b);

                          (iii) subject to Sections 6.04(c) and (d), the approval and adoption of a Budget and Business Plan pursuant to Section 6.04 and the approval of any modifications thereto;

                          (iv) the making of any loan or other advance of money to any Person or the guaranteeing of the obligations of any Person, other than a loan, advance or guarantee made in the ordinary course of business of the Partnership to or of the obligations of a Person that is not a Partner or Affiliate of a Partner;

                          (v) except with respect to (x) transactions entered into in the ordinary course of business on terms no less favorable to the Partnership than those that have been or would be agreed upon with third parties in similar transactions after arm's length negotiations or (y) transactions involving amounts in the aggregate of $100,000 or less in any single Fiscal Year, the approval of any transaction or agreement between the Partnership and a Partner or any Affiliate of a Partner (or any officer or director of a Partner or an Affiliate of a Partner) or any amendment, termination or abandonment thereof, the determination of whether there has been a breach of any such agreement and the exercise, waiver or release by the Partnership of any rights it may have in respect thereof; provided that the Representatives of the Partner that is or whose Affiliate (or such Partner's or Affiliate's officer or director, as applicable) is or is proposed to be a party to such transaction or agreement (other than, with regard to such officers and directors, matters relating only to employment or retention of such persons by the Partnership) shall abstain from the vote with respect to such matter and the Representatives of the other Partner shall have the exclusive authority to make the determinations and to act on behalf of the Partnership in exercising the powers set forth in this clause (v); and provided, further, that any determination made pursuant to the immediately preceding proviso shall not be binding upon any court arbitrator or other tribunal or proceeding before which there may be brought an action to determine whether a breach of any such agreement has occurred or whether any other action by the Partnership thereunder or with respect thereto as contemplated by such proviso was appropriate or a breach of the terms of such agreement;

                          (vi) the making of any commitment on behalf of the Partnership to specific projects or categories of projects or transactions (e.g., for the acquisition of proprietary rights) (each a "Line Item") requiring funds ("excess funds") not contemplated by the Approved Business Plan or Budget, which excess funds, either singly or in the aggregate for any Fiscal Year, exceed the greater of (i) $1,000,000 and (ii) 5% of the Line Item (or such greater or lesser amount as may from time to time be approved by the Partnership Committee pursuant to this Section 6.06);

                          (vii) the making of any expenditures not provided for in the Approved Business Plan or Budget which are in excess of the greater of (i) $500,000 for any one item or $2,000,000 in the aggregate and (ii) 1% of the aggregate Budget for the Fiscal Year (or such greater or lesser amount as may from time to time be fixed by the Partnership Committee pursuant to this Section 6.06) and any other material deviation from the Budget;

                          (viii) all matters relating to (A) the appointment, employment, compensation, termination or removal of the CEO,
                 (B) the payment of, or agreement by the Partnership to pay, cash compensation or other benefits to any officer or employee of the Partnership whose aggregate annual compensation will exceed, or will exceed by reason of a contemplated increase, $400,000 (or such greater or lesser amount as may from time to time be fixed by the Partnership Committee pursuant to this
                 Section 6.06) or (C) the adoption or material amendment of any equity or phantom equity compensation plan;

                          (ix)    any amendment of this Agreement;

                          (x) the issuance of any additional interests in the Partnership or, except as provided in Article VIII, the admission of any Person as an additional, substitute or successor Partner in the Partnership;

                          (xi)    the merger or consolidation of the
                 Partnership with any other Person or engaging in any other business combination;

                          (xii)    subject to Sections 3.04(b)(v), the
                 incurrence of any indebtedness for borrowed money, other than in the ordinary course of business or as contemplated by the Approved Business Plan, in an amount greater than an aggregate of $1,000,000 outstanding at any time (or such greater or lesser amount as may from time to time be approved by the Partners pursuant to this Section 6.06);

                          (xiii) the institution, settlement or abandonment of any legal action or arbitration in the name of the Partnership involving a claim or claims for equitable relief or monetary damages aggregating more than $1,000,000 (or such greater or lesser amount as may from time to time be fixed by the Partnership Committee pursuant to this Section 6.06) or involving a claim or claims by or against any governmental entity; provided that the Representatives of the Partner that is or whose Affiliate is the other party to any existing or proposed legal action or arbitration with the Partnership shall abstain from the vote with respect to such matter and the Representatives of the other Partner shall have the exclusive authority to make any determinations and to act on behalf of the Partnership in respect of any such legal action or arbitration.

                          (xiv) the dissolution and winding up of the Partnership except as otherwise provided in Article X or pursuant to a sale of the Partnership as a going concern pursuant to Section 10.2(e);

                          (xv) the making of any distribution to a Partner other than (x) in accordance with Article IV (including the Sections referenced therein) or (y) the making of a special distribution pursuant to Section 3.04(g);

                          (xvi) the taking of any action that would make it impossible for the Partnership to carry on its ordinary business anywhere in the world or that is in contravention of this Agreement or the Certificate or that would be in violation of a Senior Credit Agreement;

                          (xvii) the making of any change in the composition or organization of the Partnership Committee (other than pursuant to Sections 3.05, 6.01(b), 6.01(c) or 9.02(d);

                          (xviii) the conversion of the Partnership to a
                 corporate or other form of business organization, other than in accordance with Section 8.03 or 8.04;

                          (xix)   the making of any public offering of
                 securities of, or interests in, the Partnership, other than in accordance with Section 8.03 or 8.04;

                          (xx) the taking of any action requiring the approval of the Partnership Committee under this Agreement which expressly provides that the vote of the Representatives on the Partnership Committee is to be pursuant to this Section 6.06(a);

                          (xxi) the filing for bankruptcy of the Partnership or the making of any assignment for the benefit of creditors of the Partnership; and

                          (xxii) the entry by the Partnership into any agreement that may be voided by the other party or parties if Acclaim Sub or TCI Sub is no longer a Partner, or if Acclaim Sub owns less than a majority in Partnership Interest of the Partnership.

                 Notwithstanding the foregoing and subject to Section 6.06(b), in the event a Partner is not entitled to representation on the Partnership Committee pursuant to Section 3.05 or 9.02(d) at the time any of the foregoing matters are presented to the Partnership Committee for a vote, the Representatives of the other Partner may unilaterally approve or disapprove such matters.

                 (b) The prior written consent of any Partner that is not at the time entitled to representation on the Partnership Committee as a result of the operation of Section 3.05 or 9.02(d) shall, in addition to the approval of the Partnership Committee contemplated by Section 6.06(a), be required to authorize any action by the Partnership with respect to the following matters:

                          (i)     the taking of any action that is in
                 contravention of Section 3.04 or the Certificate or that would be in violation of a Senior Credit Agreement;

                          (ii) the winding up of the Partnership's affairs other than in accordance with Section 10.02; and

                          (iii)   any of the matters referred to in clauses
                 (ii), (v), (ix), (x) and (xv) of Section 6.06(a).

                 (c) If an Extraordinary Decision made by the Partnership Committee pursuant to Section 6.06(a) requires the expenditure of funds by the Partnership in excess of the amounts contemplated by the Approved Business Plan then in effect, then (A) such Approved Business Plan shall be deemed amended to give effect to such Extraordinary Decision and (B) the Representatives of each Partner shall approve or shall be deemed to have approved pursuant to clause
(ii) of Section 6.06(a) the making of such Capital Calls as may be required to fund such excess expenditures (subject to such limitations or conditions as the Partnership Committee may determine at the time the Extraordinary Decision is made or thereafter).


         Section 6.07. Limitation of Agency. No Partner shall have any authority to act for or to assume any obligation or responsibility on behalf of another Partner or the Partnership except (i) as approved by the Partnership Committee pursuant to Section 6.06(a), (ii) as approved by written agreement between the Partners, and (iii) as provided herein. In addition to the other remedies specified herein, each Partner agrees to indemnify and hold the Partnership and the other Partner harmless from and against any claim, demand, loss, damage, liability or expense (including reasonable attorneys' fees and disbursements and amounts paid in settlement, but excluding any indirect, special or consequential damages) incurred by or against such other Partner or the Partnership and arising out of or resulting from any action taken by the indemnifying Partner in violation of this Section 6.07.

         Section 6.08. Liability of Partners and Representatives. No Partner, former Partner or Representative or former Representative, no Affiliate of any thereof, nor any partner, shareholder, director, officer, employee or agent of any of the foregoing, shall be liable, in damages or otherwise, to the Partnership or any Partner for any act or failure to act in such Person's capacity as a Partner or Representative or otherwise on behalf of the Partnership unless such act or omission constituted fraudulent or willful misconduct, was performed or omitted in bad faith or constituted gross negligence or a violation of this Agreement. Each Partner, former Partner and Representative or former Representative, each Affiliate of any thereof, and each partner, shareholder, director, officer, employee and agent of any of the foregoing, shall be indemnified and held harmless by the Partnership from and against any liability for damages and expenses, including reasonable attorneys' fees and disbursements and amounts paid in settlement, resulting from any threatened, pending or completed action, suit or proceeding relating to or arising out of such Person's acts or omissions in such Person's capacity as a Partner or Representative or (except as provided in Section 6.07) otherwise involving such Person's activities on behalf of the Partnership, except to the extent that such damages or expenses result from the bad faith, gross negligence, fraud or willful misconduct of the indemnified Person or a violation by such Person of this Agreement or an agreement between such Person and the Partnership. Any indemnity by the Partnership under this Section 6.08 shall be provided out of and to the extent of Partnership assets only.

         Section 6.09. Indemnification. Any Person asserting a right to indemnification under Section 6.07 or 6.08 shall so notify the Partnership or the other Partners, as the case may be, in writing. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel satisfactory to the indemnified Person, if it notifies the indemnified Person in writing of its intention to do so within 20 days of its receipt of such notice, without prejudice, however, to the right of the indemnified Person to participate therein through counsel of its own choosing, which participation shall be at the indemnified Person's expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Person and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Person which is different from or additional to those available to the indemnifying Person), in which case the indemnifying Person shall not have the right to direct the defense of such action on behalf of the indemnified Person, or (ii) the indemnifying Person shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the Partners shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying Person shall not settle or permit the settlement of any such third party claim or action in which any relief other than the payment of money damages is sought against the indemnified Person without the prior written consent of the indemnified Person which consent shall not be unreasonably withheld. The indemnified Person shall not settle or permit the settlement of any claim or action for which it is entitled to indemnification without the prior written consent of the indemnifying Person, unless the indemnifying Person shall have failed to assume the defense thereof after the notice and in the manner provided above.

         Section 6.10. Partners' Expenses. The Partnership shall reimburse each Partner for all direct, out-of-pocket costs and expenses incurred after the formation of the Partnership by such Partner on behalf of and for the benefit of the Partnership; provided, however, that (i) such expenditure shall have been contemplated by an approved Budget, or otherwise approved by the Partnership Committee pursuant to Section 6.06(a) prior to incurrence, or ratified by the Partnership Committee thereafter, and (ii) no Partner shall be reimbursed for any of its overhead or general administrative expenses attributable to the operation of the Partnership, nor shall salaries, fees, commissions or other compensation be paid by the Partnership to any Partner or to any Affiliate of any Partner for services rendered to the Partnership (except pursuant to agreements between a Partner or its Affiliate and the Partnership entered into with the approval of the Partnership Committee pursuant to Section 6.06(a)). Reimbursement under this Section 6.10 shall be made within 30 days after the Partnership's receipt of documentation from a Partner substantiating in reasonable detail its incurrence of the reimbursable cost or expense.

                                  ARTICLE VII

                    BOOKS, RECORDS, REPORTS AND ACCOUNTINGS


         Section 7.01. Books and Records. The Partnership shall keep or cause to be kept current and complete books of account and records which shall fully and accurately reflect all transactions of the Partnership and other matters and include all documents and other materials with respect to the Partnership's business as are usually entered and maintained by Persons engaged in similar businesses. The books of the Partnership shall be kept on an accrual basis of accounting and in accordance with GAAP consistently applied, and shall be audited annually by the Accountants at the Partnership's cost.
The books of the Partnership shall at all times be maintained at the principal executive office of the Partnership. Each Partner and its duly authorized representatives shall have the right, during normal business hours and at such Partner's sole cost and expense, to examine and audit the Partnership's books, records and documents, to copy any of such books, records and documents and to inspect the properties and operations of the Partnership, for any lawful purpose related to the affairs of the Partnership or the investment in the Partnership by such Partner. The Partnership's books of account, records and documents shall be filed and preserved for such period as may be required by law or reasonably requested by either Partner.

         Section 7.02. Financial Statements. The Partnership Committee shall cause to be delivered to each Partner the financial statements listed in clauses (i) through (iii) below, prepared, in each case, in accordance with GAAP consistently applied (and, if required by any Partner for purposes of reporting under the Exchange Act and Regulation S-X thereunder), and such other reports as any Partner may reasonably request from time to time. Such financial statements shall be accompanied by an analysis, in reasonable detail, of the variance between the financial condition and results of operations reported therein and the corresponding amounts for the applicable period or periods in the Approved Business Plan. The monthly and quarterly financial statements referred to in clauses (ii) and (iii) below may be subject to normal year-end audit adjustments.

                          (i) As soon as practicable following the end of each Fiscal Year (and in any event not later than 75 days after the end of such Fiscal Year), an audited balance sheet of the Partnership as of the end of such Fiscal Year and the related statements of operations, Partners' capital (deficiency) and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be certified by the Accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year (in the case of the balance sheet) and the two immediately preceding Fiscal Years (in the case of the statements).

                          (ii) As soon as practicable following the end of each fiscal quarter (and in any event not later than 40 days after the end of such fiscal quarter), a condensed balance sheet of the Partnership as of the end of such fiscal quarter and the related statements of operations, Partners' capital (deficiency) and cash flows for the Fiscal Year to date, in each case setting forth in comparative form the corresponding figures for the prior year's fiscal quarter and interim period corresponding to the fiscal quarter and interim period just completed.

                          (iii) As soon as practicable following the end of each calendar month (and in any event not later than 30 days after the end of such calendar month) commencing after the approval of the initial Approved Business Plan pursuant to
                 Section 6.04(a), a balance sheet as of the end of such month and statements of operations for the interim period through such month and the monthly period then ended, setting forth in comparative form the corresponding figures from the Approved Business Plan for such month and the interim period through such month.

         Section 7.03.    Tax Returns and Information.

                 (a) Acclaim Sub, acting in its capacity as a General Partner, shall act as the "tax matters partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code (and in any similar capacity under applicable state or local law) (the "Tax Matters Partner"). If Acclaim Sub shall cease to be a Partner or shall cease to be entitled to representation on the Partnership Committee, then TCI Sub, acting in its capacity as a General Partner and assuming it is at such time and continues to be entitled to representation on the Partnership Committee, shall act as the Tax Matters Partner. The Tax Matters Partner shall take reasonable action to cause each other Partner to be treated as a "notice partner" within the meaning of Section 6231(a)(8) of the Code. All expenses incurred by a Partner while acting in its capacity as Tax Matters Partner shall be paid or reimbursed by the Partnership. Each Partner shall have the right to participate in (i) any administrative proceeding relating to the determination of Partnership items at the Partnership level and (ii) any discussions with the Internal Revenue Service relating to the allocations pursuant to Section 5.03 or Section 5.04. Without the prior consent of each affected Partner, the Tax Matters Partner shall not
(W) initiate any action or proceeding, (X) extend any statute of limitations,
(Y) compromise or settle any issue, or (Z) take any action contemplated by Sections 6222 through 6232 of the Code or any other action which may be legally binding on any other Partner or the Partnership. The Tax Matters Partner shall from time to time upon request of any other Partner confer, and cause the Partnership's tax attorneys and Accountants to confer, with such other Partner and its attorneys and accountants on any matters relating to a Partnership tax return or any tax election.

                 (b) The Tax Matters Partner shall cause all Federal, state, local and other tax returns and reports (including amended returns) required to be filed by the Partnership to be prepared and sent to each Partner for review at least 15 Business Days prior to filing, and to be timely filed with the appropriate authorities. Unless otherwise agreed by the Partnership Committee, all returns of the Partnership shall be prepared by the Accountants. The cost of preparation of such returns by the Accountants or other outside preparers, if any, shall be borne by the Partnership.

                 (c) The Tax Matters Partner shall cause to be provided to each Partner as soon as possible after the close of each Fiscal Year (and, in any event, no later than May 15 of each year), a schedule setting forth such Partner's distributive share of the Partnership's income, gain, loss, deduction and credit as determined for Federal income tax purposes and any other information relating to the Partnership that is reasonably required by such Partner to prepare its own Federal, state, local and other tax returns. At any time after such schedule and information have been provided, upon at least two
(2) Business Days' notice from a Partner, the Tax Matters Partner shall also provide each Partner with a reasonable opportunity during ordinary business hours to review and make copies of all work papers related to such schedule and information or to any return provided under Section 7.03(b). The Tax Matters Partner shall also cause to be provided to each Partner, at the time that the quarterly financial statements are required to be delivered pursuant to Section 7.02(ii), an estimate of each Partner's share of all items of income, gain, loss, deduction and credit of the Partnership for the fiscal quarter just completed and for the Fiscal Year to date for Federal income tax purposes.


                                  ARTICLE VIII

                       TRANSFERS, ADMISSIONS, WITHDRAWALS

         Section 8.01. Prohibition on Transfers of Partnership Interests; Withdrawals; Admissions.

                 (a) Except for Transfers made pursuant to and in compliance with the terms and conditions of this Article VIII or with the prior written consent of the other Partner, no Partner shall Dispose of all or any part of its Partnership Interest. A purported Transfer of all or any part of a Partnership Interest in violation of any provision of this Agreement shall be void ab initio and of no force or effect. After any Transfer of a Partnership Interest permitted by this Agreement, the transferred Partnership Interest shall continue to be subject to all the provisions of this Agreement, including the provisions of this Article VIII with respect to the Disposition of Partnership Interests. Except as otherwise permitted pursuant to Article VIII, no Partner shall withdraw from the Partnership, except with the prior written consent of the other Partner; provided that, notwithstanding such consent, such withdrawal shall not relieve the withdrawn Partner of its obligations under Sections 6.07 or

12.16 and shall not relieve such Partner or any of its Affiliates of its obligations under, or result in a termination of or otherwise affect, any contract between the Partnership and such Partner or Affiliate then in effect, except to the extent provided therein. Upon completion of any Transfer made pursuant to this Article VIII, the transferee of the Partnership Interest (if not already a Partner) shall be admitted as a Partner without any further action upon compliance with the provisions of Section 8.09.

                 (b) The General Partners may admit into the Partnership at any time key officers of the Partnership (whose appointment as officers was previously approved by the Partnership Committee pursuant to Section 6.05 or 6.06(a)), as Limited Partners, with an aggregate Percentage Interest among all such Limited Partners not to exceed 15% of the combined Percentage Interests of all the Partners. Each such Limited Partner's capital contribution to, interest in and rights and duties with respect to the Partnership shall be as determined by the Partnership Committee pursuant to Section 6.06(a)(x) and reflected by appropriate amendments to this Agreement. The Partnership Interests issued in connection with the admission of any Limited Partner shall be non-voting (except to the extent required under the Act).

         Section 8.02. Transfers of Partnership Interests to a Permitted Transferee. A Partner may Transfer all, but not less than all, of its Partnership Interest to a Permitted Transferee of such Partner without the consent of the other Partner; provided, that (i), in the case of Transfer to a Permitted Transferee, the obligations hereunder of the Permitted Transferee shall be guaranteed by the Parent of the transferring Partner (or, if such Parent is TCI, shall be guaranteed by TCI Technology Ventures, Inc.) and (ii) the Transfer (whether considered alone or taken together with prior transfers) would not cause the Partnership to lose its status as a Partnership for Federal income tax purposes and would not result in the violation of any applicable law. No Partner may, under any circumstance, transfer any aspect, partnership attribute, component, right or obligation comprising its Partnership Interest separately from the transfer of its entire Partnership Interest.

         Section 8.03.    Registration Sale Procedure.

                 (a) Subject to Section 8.03(h), at any time following the fourth anniversary of the adoption of the initial Approved Business Plan, and prior to an initial public offering of any securities of the Partnership, the procedure set forth in this Section 8.03 (the "Registration Sale Procedure") may be initiated by either Partner (the "Initiating Partner") at its option by giving written notice (the "Sale Notice") to the other Partner (the "Responding Partner") of the Initiating Partner's election to initiate the Registration Sale Procedure; provided, that a Partner may not initiate the Registration Sale Procedure if such Partner has sent a Sale Notice during the immediately preceding twelve-month period.

                 (b) Within 10 days after receipt by the Responding Partner of the Sale Notice, the Initiating Partner and the Responding Partner shall each select an Investment

Bank to act as pricing agent or lead underwriter with respect to a public offering of the Partnership Interest of the Initiating Partner (or, if such two Investment Banks agree, of capital stock or other securities into which such Partnership Interest would be converted following the reorganization of the Partnership into corporate or another form (with an appropriate capitalization)). Within 45 days of their selection, each Investment Bank shall present to the Partners in writing a range of proposed Public Equity Values for the Partnership that would be used in connection with the public offering under the Securities Act of the Initial Partner's Partnership Interest (without reflecting any discount for the right of first refusal described in Section 8.03(e)). If the midpoint of the range of Public Equity Values presented by each Investment Bank varies by less than 10% of the average of such two midpoints, the Investment Bank of the Initiating Partner shall be retained for purposes of this Section 8.03 and such Investment Bank's range shall be the one provided in the Offer Notice as described below. If the midpoint of each range of Public Equity Values presented by each Investment Bank varies by more than 10% of the average of such two midpoints, the two investment banks shall promptly designate a third Investment Bank. The third Investment Bank shall select one of the two ranges as the range of Public Equity Values for the Initiating Partner's Partnership Interests within 30 days of such third Investment Bank's selection. The Partnership shall use its reasonable best efforts to cooperate with and assist the Investment Banks in performing their duties pursuant to this Section 8.03(b). In the event that the Initiating Partner is willing to sell its (or any portion of its) Partnership Interest at a price within the range of Public Equity Values for the Partnership determined as provided above, the Initiating Partner shall notify the Responding Partner of its intent to proceed with the initial public offering. Such notice (the "Offer Notice") shall indicate the amount of the Partnership Interest the Initiating Partner desires to sell and shall include a copy of the written pricing report of the Investment Bank as provided above. The Offer Notice shall be given within 90 days of the Sale Notice.

                 (c) Within five Business Days of receipt of the Offer Notice, the Responding Partner shall give written notice (the "Response Notice") to the Initiating Partner as to whether it elects to purchase all of the Initiating Partner's Partnership Interest designated for sale in the Offer Notice at the midpoint of the range of Public Equity Values set forth in such notice. If the Responding Partner fails to exercise its right to purchase the Initiating Partner's Partnership Interest pursuant to this Section 8.03(c), the Partnership shall use its reasonable best efforts to effect, at the earliest practicable date, the registration under the Securities Act of the Initiating Partner's Partnership Interest (or portion thereof, as specified in the Offer Notice), subject to any decrease in accordance with Section 8.03(d). Such reasonable best efforts shall include the Partnership's cooperation with and assisting the Initiating Partner and the Investment Bank(s) in the consummation of the public offering of such Partnership Interest (or portion thereof) as soon as reasonably practicable, but in any event, within 180 days after receipt by the Responding Partner of the Offer Notice. In connection therewith, the Partnership shall enter into an underwriting agreement in customary form for similar offerings with the Investment Bank selected by the Initiating Partner pursuant to Section 8.03(b) (or such other Investment Bank as may be selected by the Initiating Partner) to be the managing underwriter; provided, that any underwriting shall be arranged so that, to the best knowledge of the underwriters, immediately after giving effect to the sale of the Initiating Partner's Partnership Interest as contemplated by the underwriting agreement, no beneficial owner or group of beneficial owners (the term "beneficial owner" and "group" being used herein as defined in Rule 13d-3 under the Exchange Act) other than the Partners shall own more than 15% of the outstanding equity securities of the Partnership immediately after the consummation of the offering. If advised by the managing underwriter that it is necessary for the success of the offering, the Partnership shall be converted to corporate or other form consistent with the intent of this Agreement and in compliance with
Section 8.03(k). The Responding Partner, whether or not it exercises its right under Section 8.03(d), shall have the right to participate in the process of any public offering (including, without limitation, attending diligence meetings and having access to all relevant materials) and to be informed on a regular basis or upon any inquiry concerning the progress of the offering, including investor reaction on any road show, the expected pricing of the offering, (including any changes from the range of Public Equity Values initially contemplated) and to attend (either by a representative or telephonically) the final pricing meeting for the offering. The Initiating Partner (and the Responding Partner, if it registers any portion of its Partnership Interest in the offering) shall enter into an agreement indemnifying the Partnership, its officers and the other Partner, its directors, officers and controlling persons from and against any liability arising in connection with the initial public offering on terms customary for secondary offerings and shall provide customary covenants regarding its compliance with Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act.

                 (d) In the event that the Initiating Partner proceeds with a public offering of its Partnership Interest (or portion thereof), the Responding Partner shall have the right, exercisable prior to the filing of the initial registration statement relating to such offering with the Securities and Exchange Commission, to include in the registration statement a designated amount of its Partnership Interest up to the Partnership Interest designated for sale by the Initiating Partner. If, in the good faith judgment of the managing underwriter, the inclusion of the requested amount of the Responding Partner's Partnership Interest would adversely affect the pricing range for initial public offering, then the Partnership Interests to be included in the registration by each Partner shall be reduced on a pro rata basis, based on the Partnership Interests each such Partner designated to include in the public offering, to the extent necessary to preserve the pricing range. Each Partner shall have the right to withdraw any portion or all of the Partnership Interest designated for sale by it from the public offering at any time prior to the execution of the underwriting agreement. If either Partner withdraws some or all of its Partnership Interest to be offered in the public offering, the other Partner shall have the right to include in the offering an additional amount of
its   Partnership Interest up to the amount of Partnership Interest withdrawn
(subject to such inclusion not having, in the good faith judgment of the managing underwriter, the adverse effect referred to above).

                 (e) In the event that the final public offering price contained in the underwriting or pricing agreement is more than 5% lower than the low point of the pricing range set forth in the Offer Notice and the Initiating Partner decides to proceed with the public offering, the Responding Partner shall have the right, exercisable by written notice until midnight, New York City time, on the day of pricing of the public offering, to purchase all of the Initiating Partner's Partnership Interest to be included in the public offering, at the public offering price net of the underwriter's discount that would have been applicable in the event that the Partnership had proceeded with a public offering, plus all the fees and expenses of the underwriter.

                 (f) In the event that the Responding Partner does not elect to purchase the Initiating Partner's Partnership Interest pursuant to
Section 8.03(c) or (e), all the expenses relating to incorporating the Partnership (including legal and accounting and other expenses of the non-electing Responding Partner), all registration expenses (including, but not limited to, filing fees, printing expenses, all fees and costs of Investment Banks incurred pursuant to Section 8.03(b), all fees and costs of counsel, including blue sky counsel, and accountants of the Partnership) and underwriter's fees and costs incurred in connection with the public offering shall be borne by the Initiating Partner; provided, that, if the Responding Partner sells any portion of its Partnership Interest in the public offering, such incorporation expenses and registration fees and expenses shall be borne by the Initiating Partner and the Responding Partner on a pro rata basis based on the amount of Partnership Interests included by each of them in the public offering and each Partner shall be responsible for (i) the fees and expenses of its own accountants and counsel and (ii) the costs of the Investment Bank appointed by it pursuant to Section 8.03(b) and, if a third Investment Bank has been appointed, one-half of the costs of such third Investment Bank.

                 (g) The business affairs of the Partnership shall continue to be conducted in the ordinary course as provided in this Agreement during the pendency of the Registration Sale Procedure; provided that no Capital Call (other than Capital Calls which do not require Partnership Committee approval pursuant to Section 6.06) may be made after notice of the initiation of the Registration Sale Procedure is given and prior to the closing of the public offering of the Partnership Interests or the Registration Sale Closing Date, as the case may be. If, but for the proviso clause of the immediately preceding sentence, additional Capital Contributions would be requested pursuant to Section 3.03 prior to the applicable closing date, the Responding Partner may, at its election, make one of the elections permitted under Section 3.04 with respect to an aggregate amount not exceeding the amount of the additional Capital Contributions that would have been so requested. In the event that the Responding Partner elected to purchase the Partnership Interest of the Initiating Partner, the purchase price to be paid to the Initiating Partner for such Partnership Interest shall not be reduced by the amount loaned or contributed to the Partnership in connection with any such election under Section 3.04.

                 (h) Unless the Initiating Partner and the Responding Partner otherwise agree, in the event that the Responding Partner elects to purchase the Partnership Interest of the Initiating Partner pursuant to Section 8.03(c) or 8.03(e), the closing of the purchase and sale of the Partnership Interest of the Initiating Partner pursuant to this Section 8.03 shall take place at the Partnership's offices on the date selected by the Responding Partner (the "Registration Sale Closing Date"), such date to be a date within
(i) sixty days (subject to the provisions of Section 8.11) after receipt by the Initiating Partner of the Response Notice or (ii) five Business Days (subject to the provisions of Section 8.11) after the date of final pricing of the initial public offering, as the case may be. At such closing, the Initiating Partner shall deliver to the Responding Partner such deeds, bills of sale, assignments and other agreements and instruments, and shall take all such other reasonable actions, in connection with the purchase and sale of the applicable Partnership Interest as the Responding Partner shall reasonably request, including removing any lien or encumbrance attached to its Partnership Interest so that good title to such Partnership Interest shall be Transferred to the Responding Partner free and clear of any mortgage, pledge, lien or encumbrance (other than any of the foregoing securing financing obtained by the Partnership). Unless otherwise agreed by the Responding Partner and the Initiating Partner, the purchase price shall be payable in cash, by wire transfer or certified or cashier's check drawn to the order of the Initiating Partner as specified by the Initiating Partner; provided, however, that the parties may agree that all or any portion of the purchase price shall be payable in the first month after the close of the taxable year in which the Transfer occurs. If the Responding Partner fails to tender payment at the closing in the manner agreed by the parties or if the closing fails to occur within the applicable time period specified above (without allowing for the extension provided for in Section 8.11) for any reason (including reasons contemplated by Section 8.11) other than a breach by the Initiating Partner or the Initiating Partner's inability to deliver its Partnership Interest free and clear of encumbrances as contemplated above, then the Responding Partner shall place the amount necessary to purchase the Initiating Partner's Partnership Interests pursuant to Section 8.03(c) or 8.03(e) on the last day of the applicable time period specified above in escrow with a financial institution acceptable to the Initiating Partner as escrow agent, and (x) in the event that the Responding Partner eventually closes within the period specified in Section 8.11, the Initiating Partner shall receive the money placed in escrow including the interest thereon, or (y) in the event that the Responding Partner is unable to close within the time period specified in Section 8.11 other than due to a breach by the Initiating Partner or due to the Initiating Partner's inability to deliver its Partnership Interest free and clear of encumbrances as contemplated above, the Responding Partner shall pay to the Initiating Partner at the time of the closing of the subsequent public offering referred to below, out of the money placed in escrow, the difference between what the Initiating Partner would have received on the applicable closing date if the Responding Partner had purchased all of the Initiating Partner's Partnership Interests designated for sale pursuant to Section 8.03(c) or 8.03(e) above and what the Initiating Partner actually receives for such Partnership Interests in a subsequent public offering, plus all the interest which has accrued on the amounts placed in escrow at the time of the closing of the public offering. In the event that the Responding Partner becomes aware that it will not be able to close the purchase of the Initiating Partner's Partnership Interests for any reason, the Responding Partner shall promptly notify the Initiating Partner.
If upon making an election to purchase pursuant to Section 8.03(c) or 8.03(e), the Responding Partner fails to tender payment on the Registration Sale Closing Date or if the closing fails to occur within the applicable time period specified above (subject to provisions of Section 8.11) for any reason other than a breach by the Initiating Partner or the Initiating Partner's inability to deliver its Partnership Interest free and clear of encumbrances as contemplated above, then the Initiating Partner, in its sole discretion, may elect to consider the failure to close by the Responding Partner as an Event of Default in lieu of the remedy specified above.

                 (i) No notice initiating the Registration Sale Procedure or request to participate in a public offering pursuant to Section 8.03(d) may be given by (i) any Partner while any notice, purchase or Transfer is pending under the provisions of this Article VIII, or during the period that notice may be given by a Partner under Section 8.05 or 8.06 or after an Event of Termination has occurred; (ii) by a Defaulting Partner during the continuance of an Event of Default with respect to it or during the period that the Non-Defaulting Partner is pursuing the remedy specified in Section 9.02(a)(ii) with respect to such Event of Default or (iii) by a Changed Partner during the further period that the other Partner may elect pursuant to Sections 10.01(vi) to dissolve the Partnership.

                 (j) In the event that there is an initial public offering of Partnership Interests pursuant to Section 8.03, the Partners shall enter into a stockholders agreement containing the relevant terms contained herein and consistent with the intent of this Agreement.

                 (k) The Partners recognize that it may be advisable or appropriate to incorporate the Partnership and its business and assets pursuant to Section 8.03(c) or otherwise in the future and hereby agree to consider the tax consequences thereof to the Partners and to use their respective reasonable efforts to effectuate the incorporation of the Partnership in a manner that will minimize the amount of taxes payable by the Partners in connection with any such incorporation. Each Partner shall receive shares of common stock of the incorporated entity in proportion to its Percentage Interest at the time of such incorporation.


         Section 8.04.    Subsequent Registration Rights.

                 (a) Following an initial public offering of any securities of the Partnership, each Partner shall be entitled to submit a written request to the Partnership that the Partnership effect a registration under the Securities Act of a designated amount of its Partnership Interest. Upon receipt of such request, the Partnership shall notify the other Partner of such request and the Partnership shall use reasonable best efforts, to effect, at the earliest practicable date, such registration as may be so requested and as would permit the sale and distribution of the Partnership Interests specified in such request; provided, that the Partnership shall not be obligated to take any action to effect such registration if the Partnership has effected one previous registration of Partnership Interests during the preceding twelve-month period.

                 (b) If at any time the Partnership proposes to register an offering of Partnership Interests under the Securities Act, either for its own account or for the account of a Partner pursuant to Section 8.04(a) (other than a registration of Partnership Interests in a Securities Act Rule 145 transaction or a registration relating to an employee benefit plan), the Partnership will (i) give written notice to the non-requesting Partner within 10 days of its receipt of a demand pursuant to Section 8.04(a) of its decision to effect such registration for its own account and (ii) use its reasonable best efforts to include in such registration and any underwriting involved therein the Partnership Interests specified in a written request to the Partnership by the non-requesting Partner made within 30 days after receipt of such written notice from the Partnership. If the registration is being made pursuant to a demand registration, the non-requesting Partner may only include in the registration an amount of Partnership Interests not to exceed the amount to be included by the requesting Partner. If the managing underwriter determines in good faith that marketing factors require a limitation on the amount of Partnership Interests to be underwritten, the managing underwriter may limit the amount of Partnership Interests to be included in the registration such that the amount of Partnership Interests that each Partner can sell shall be reduced on a pro rata basis, based on the amount of Partnership Interests each such Partner designated to include in the public offering, to the extent such managing underwriter deems necessary. Each Partner that registers any portion of its Partnership Interest in the offering shall enter into an agreement indemnifying the Partnership and its officers and the other Partner, its directors, officers and controlling persons, from and against any liability arising in connection with the public offering on terms customary for secondary offerings and shall provide customary covenants regarding its compliance with Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act.

                 (c) All the registration expenses (including, but not limited to, filing fees, printing expenses, and fees and costs of counsel (including blue sky counsel) and accountants of the Partnership) and underwriter's fees and costs incurred in connection with the public offering of Partnership Interests in connection with a demand registration pursuant to
Section 8.04(a) shall be borne by the requesting Partner; provided, that, if the other Partner registers any Partnership Interests in the public offering, such registration fees and expenses shall be borne by the requesting Partner and the other Partner on a pro rata basis based on the amount of Partnership Interests included by each of them in the public offering; and provided further, that if the registration was initiated by the Partnership for its own account, all such registration fees and expenses shall be borne by the Partnership, except that the underwriting fees and expenses shall be shared by the Partnership and the participating Partners on a pro rata basis based on the amount of Partnership Interests included by each of them in the public offering and each Partner shall be responsible for the fees and expenses of its own accountants and counsel.

                 (d) After an initial public offering of any Partnership Interest, either Partner may sell its Partnership Interests in accordance with Rule 144 under the Securities Act; provided, that such Partner shall notify the other Partner of any proposed sale of Partnership Interests under Rule 144 as soon as practicable and the other Partner shall have an option (the exercise of such option to be notified to the selling Partner within three Business Days after the receipt of the notice of proposed sale) to purchase all or a portion of such Partnership Interest at the purchase price (payable in immediately available funds at a closing to be held within five Business Days from the exercise of such option) equal to the average closing prices for Partnership Interests for the five consecutive trading days on the principal trading exchange or inter-dealer quotation system for such Partnership Interests immediately prior to the receipt of such notice or proposed sale.

                 (e) No request pursuant to Sections 8.04(a) or 8.04(b) may be given by (i) any Partner while any notice, purchase or Transfer is pending under the provisions of this Article VIII, or during the period that notice may be given by a Partner under Section 8.05 or 8.06 or after an Event of Termination has occurred; (ii) by a Defaulting Partner during the continuance of an Event of Default with respect to it or during the period that the Non-Defaulting Partner is pursuing the remedy specified in Section 9.02(a)(ii) with respect to such Event of Default or (iii) by a Changed Partner during the further period that the other Partner may elect pursuant to Sections 10.01(iv) to dissolve the Partnership.

         Section 8.05. Purchase Option upon Bankruptcy of a Partner. Upon the Bankruptcy of a Partner, the other Partner shall have the right, but not the obligation, exercisable by notice given within 45 days after it obtains actual knowledge of the occurrence of such Bankruptcy, to purchase (or cause a designee to purchase) the Partnership Interest of such Partner (the "Bankrupt Partner") and continue the business of the Partnership as a successor business entity without liquidation of its affairs. The purchase price payable for such Partnership Interest will be equal to the Fair Market Value thereof, determined in accordance with Section 8.08 as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which such notice was given to the Bankrupt Partner. If notice of the exercise by the other Partner of such purchase right is timely given, the closing of the purchase and sale of the Bankrupt Partner's Partnership Interest shall occur in accordance with Section 8.08.

         Section 8.06. Purchase Option upon Change in Control of a Partner. If a Change in Control of a Partner (the "Changed Partner") occurs without the consent of the other Partner, the other Partner (provided such other Partner is a Non-Defaulting Partner) shall have the right, but not the obligation, exercisable by notice given within 120 days after it obtains actual knowledge of the occurrence of such Change in Control, to purchase (or cause a designee to purchase) the Partnership Interest of the Changed Partner and continue





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
the business of the Partnership as a successor business entity without liquidation of its affairs. The purchase price payable for such Partnership Interest will be equal to the Fair Market Value thereof, determined in accordance with Section 8.08 as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which such notice was given to the Changed Partner, less a discount equal to twenty percent (20%) of such Fair Market Value. If notice of the exercise by the other Partner of such purchase right is timely given, the closing of the purchase and sale of the Changed Partner's Partnership Interest shall occur in accordance with Section 8.08.

         Section 8.07. Purchase Option for Defaulting Partner's Partnership Interest. If a Partner is a Defaulting Partner, then the Non- Defaulting Partner shall have the right, but not the obligation, exercisable in accordance with Section 9.02, to purchase (or cause a designee to purchase) the Defaulting Partner's Partnership Interest and continue the business of the Partnership as a successor business entity without liquidation of its affairs. Subject to the last two sentences of this Section 8.07, (i) if the Non-Defaulting Partner elects to purchase the Defaulting Partner's Partnership Interest prior to the third anniversary of the approval of the initial Approved Business Plan (the "Trigger Date"), and the Defaulting Partner became such due to a Payment Default in respect of a Capital Call made in conformity with the initial Approved Business Plan or any subsequent Approved Business Plan, the purchase price payable for the Defaulting Partner's Partnership Interest shall be equal to the lesser of the Book Value or the Fair Market Value thereof, less a discount of 20% of such value; and (ii) if the Non-Defaulting Partner elects to purchase the Defaulting Partner's Partnership Interest on or after the Trigger Date, or if such election is made prior to Trigger Date and the Defaulting Partner became such for any reason other than due to a Payment Default in respect of a Capital Call made prior to the Trigger Date in conformity with the initial Approved Business Plan or any subsequent Approved Business Plan, the purchase price payable for the Defaulting Partner's Partnership Interest shall be equal to the Fair Market Value thereof, less a discount of 5% of such Fair Market Value. Fair Market Value and Book Value shall be determined in accordance with Section 8.08 as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which notice of the exercise of the purchase right of the Non-Defaulting Partner is given to the Defaulting Partner. If notice of the exercise by the Non-Defaulting Partner of such purchase right is given, the closing of the purchase and sale of the Defaulting Partner's Partnership Interest shall occur in accordance with
Section 8.08. In determining the Fair Market Value of the Defaulting Partner's Partnership Interest for purposes of this Section 8.07, an amount equal to the aggregate Make-up Amount, if any, that would be payable (as of the date as of which the Fair Market Value of the Defaulting Partner's Partnership Interest is to be determined) by the Defaulting Partner in order to cure in full all of its then outstanding Payment Defaults shall be deemed to have been paid to the Partnership or the Complying Partner, as applicable in accordance with Section 3.04(e) and with the effect provided therein; provided, however, that if the purchase price for the Defaulting Partner's Partnership Interest (determined after giving effect to the foregoing deemed payment, but before giving effect to the following sentence) is less than the Make-up Amount then the amount deemed to have been paid in accordance with this sentence shall be reduced to that amount which would result in the purchase price being equal to the aggregate Make-up Amount. The purchase price for the Partnership Interest of the Defaulting Partner, determined after giving effect to the foregoing provisions of this Section 8.07 shall be reduced (but not below One Dollar ($1.00)) by the aggregate Make-up Amount, and the amount of such reduction shall be retained by the Non-Defaulting Partner or paid to the Partnership as would be the case if such amount had been paid by the Defaulting Partner pursuant to Section 3.04(e). Notwithstanding the foregoing provisions of this
Section 8.07, the deemed payments contemplated above as having been made by the Defaulting Partner shall not have the effect of increasing the Defaulting Partner's Percentage Interest as contemplated by Section 3.04(f).

         Section 8.08.    Purchase of Interest by Other Partner.

                 (a) In any case in which a Partner (a "Purchasing Partner") has the right to purchase (or cause a designee to purchase) the Partnership Interest of the other Partner (the "Selling Partner") pursuant to
Section 8.05, 8.06 or 8.07, the provisions of this Section 8.08 shall apply in addition to any other applicable provisions of this Agreement.

                 (b) If the applicable Section of this Article VIII provides for a purchase price for the Selling Partner's Partnership Interest equal to the Book Value thereof (less a discount) as of any date, the term "Book Value" shall mean the greater of (i) One Dollar ($1.00) and (ii) the positive Capital Account balance of the Selling Partner as of such date (as adjusted pursuant to Section 5.02 for the current year to and including such date), as determined by the Partnership's Accountants.

                 (c) If the applicable Section of this Article VIII provides for a purchase price for the Selling Partner's Partnership Interest equal to the Fair Market Value thereof (less a discount, if applicable) as of any date, the procedure for determining such Fair Market Value shall be as follows. The Purchasing Partner and the Selling Partner shall attempt to mutually agree on the Fair Market Value of the Selling Partner's Partnership Interest. If they are unable to reach such an agreement within 30 days after the date of the Purchasing Partner's notice to the Selling Partner requiring it to sell its Partnership Interest, then either the Selling Partner or the Purchasing Partner may elect by notice (an "Appraisal Notice") given to the other within five Business Days thereafter to require an independent appraisal of the Selling Partner's Partnership Interest. The Purchasing Partner and the Selling Partner shall attempt in good faith to mutually agree on a single appraiser. If they have failed to reach such an agreement within five Business Days after the Appraisal Notice is given, each shall choose one appraiser within five Business Days thereafter (and, if either of them fails to select its appraiser within said period, the appraisal shall be made by the appraiser selected by the other if such selection was timely made). The appraiser, or each appraiser in the event of multiple appraisers, shall submit its determination of the Fair Market Value of the Selling Partner's Partnership Interest to the Partner and the Selling

Partner within 45 days of the date of its selection. If there are two appraisers and their respective determinations of the Fair Market Value of the Selling Partner's Partnership Interest vary by less than 10% of the higher determination, the Fair Market Value shall be the average of the two determinations. If such determinations vary by 10% or more of the higher determination, the two appraisers shall promptly designate a third appraiser. No Partner shall provide, and the two appraisers initially selected shall be instructed not to provide, any information to the third appraiser as to the determinations of the two appraisers initially selected or otherwise influence such third appraiser's determination in any way. The third appraiser shall submit its determination of the Fair Market Value of the Selling Partner's Partnership Interest to the Purchasing Partner and the Selling Partner within 45 days of the date of its selection. The Fair Market Value of the Selling Partner's Partnership Interest shall be equal to the average of the two closest of the three determinations; provided, however, that if the difference between the highest and middle determination is no more than 105% and no less than 95% of the difference between the middle and lowest determination, then the Fair Market Value of such Partnership Interest shall be equal to the middle determination. The determination of the Fair Market Value of the Selling Partner's Partnership Interest in accordance with the foregoing procedure shall be final and binding on the Purchasing Partner and the Selling Partner. If any appraiser is only able to provide a range in which Fair Market Value would exist, the average of the highest and lowest value in such range shall be deemed to be such appraiser's determination of the Fair Market Value of the Selling Partner's Partnership Interest. Each appraiser selected pursuant to the provisions of this Section shall be an investment banker or other qualified Person with prior experience in appraising businesses comparable to the business of the Partnership and that is not affiliated with any Partner. If there is only one appraiser appointed pursuant to this Section, the cost of such appraiser shall be borne equally by the Purchasing Partner and the Selling Partner. If there is more than one appraiser, the Purchasing Partner shall bear the cost of any appraiser appointed by the Purchasing Partner, the Selling Partner shall bear the cost of any appraiser appointed by it, and the Purchasing Partner and the Selling Partner shall equally bear the cost of any appraiser appointed by the other appraisers. The Purchasing Partner is hereby authorized to deduct from the purchase price for the Selling Partner's Partnership Interest an aggregate amount equal to the appraisers' fees owed by the Selling Partner and to pay the same directly to the applicable appraisers on behalf of the Selling Partner.

                 (d) Unless the Purchasing Partner and the Selling Partner otherwise agree, the closing of the purchase and sale of the Selling Partner's Partnership Interest pursuant to the applicable of Section 8.05, 8.06 or 8.07 shall take place at the offices of the Purchasing Partner at 11:00 a.m. (local time) on the date selected by the Purchasing Partner, such date to be a date within 90 days after the date the Purchasing Partner's notice of the exercise of its purchase right was given to the Selling Partner (or, if applicable, 30 days after the completion of the appraisal procedure set forth in Section 8.08(c)) (subject, in each case, to the provisions of Section 8.11). At such closing, the Purchasing Partner shall pay (or cause to be paid) to the Selling Partner the purchase price for the Selling Partner's





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
Partnership Interest in cash, by wire transfer or certified or cashier's check drawn to the order of the Selling Partner as specified by the Selling Partner (unless the provisions of the last sentence of Section 8.08(c) or the provisions of Section 8.09(a)(i) are applicable, in which event a portion of such purchase price determined in accordance with said Sections shall be paid on behalf of the Selling Partner in the manner provided therein), and the Selling Partner shall deliver such deeds, bills of sale, assignments and other documents, and shall take all such other reasonable actions, in connection with such purchase and sale of its Partnership Interest as the Purchasing Partner shall request, so that good title to its Partnership Interest may be Transferred to the Purchasing Partner or its designee, as applicable, free and clear of any mortgage, pledge, lien or encumbrance (other than any of the foregoing securing financing obtained by the Partnership).

         Section 8.09. Additional Provisions Relating to Transfer. In the case of any Transfer (whether such Transfer is to a Partner (or its designee), a Permitted Transferee or a third party purchaser) of a Partnership Interest under this Article VIII (except, unless otherwise noted below, with respect to any Transfer pursuant to Section 8.03 in which the Transfer is to the public and not to the Responding Partner and Section 8.04):

                          (i) any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Partnership as a result of such Transfer shall be paid as follows: (w) such fees, costs and expenses shall be shared equally by the Partners in case of a Transfer pursuant to Section 8.12(a)(ii); (x) all of such fees, costs and expenses shall be paid by the transferee of a Partnership Interest pursuant to Section 8.02, 8.03 or 8.12(a)(i); (y) one-half of such fees, costs and expenses shall be paid by the Bankrupt Partner in the case of a Transfer pursuant to Section 8.05; and (z) all of such fees, costs and expenses shall be paid by the Changed Partner or the Defaulting Partner in the case of a Transfer pursuant to
                 Section 8.06 or 8.07, respectively, and in each of the cases referred to in clause (y) and (z) above, the Purchasing Partner (or its designee) shall be entitled to deduct such amount owed by the Selling Partner from the purchase price for the Selling Partner's Partnership Interest and to pay the same to the Partnership on behalf of the Selling Partner;

                          (ii) the transferee of a Partnership Interest (other than, with respect to clauses (A) and (B) below, a transferee Partner) shall, by written instrument in form and substance reasonably satisfactory to the nontransferring Partner (and, in the case of clause (C) below, reasonably satisfactory to the transferor Partner), (A) make representations and warranties to the nontransferring Partner equivalent to those set forth in Section 11.01, (B) accept and adopt the terms and provisions of this Agreement and (C) assume the obligations of the transferor Partner under this Agreement with respect to the transferred Partnership Interest and the transferor Partner shall be released from all such obligations except as otherwise provided in clause (iv) below and Section
                 12.19 or as otherwise expressly provided herein with respect to obligations that are to survive any such Transfer and, unless expressly assumed by the transferee with the consent of the nontransferring Partner, except for (x) those obligations or liabilities of the transferor Partner arising out of a breach of this Agreement or pursuant to Sections 6.07 or 12.16 and (y) those obligations or liabilities of the transferor Partner based on events occurring, arising or maturing prior to the date of Transfer (other than, in the case of a Transfer of a Partnership Interest by one Partner to another Partner or its designee, any such obligation or liability referred to in this clause (y) that is taken into account in the determination of the purchase price for the transferor Partner's Partnership Interest);

                          (iii)   in the case of a Transfer pursuant to Section
                 8.02 or 8.12, and otherwise if required by the nontransferring Partner, the transferor will be obligated to sell to the transferee, and the transferee will be obligated to buy from the transferor, all evidences of indebtedness (including Partner Loans and Defaulted Advance Loans) of the Partnership held directly or indirectly by the transferor or an Affiliate thereof; the purchase price for such evidences of indebtedness shall be the outstanding principal amount thereof at the time of transfer plus accrued and unpaid interest thereon which, unless otherwise agreed by the transferor and the transferee, shall be paid in cash;

                          (iv) no Transfer (including a transfer pursuant to Section 8.03 or 8.04) shall result in termination of, relieve the Partnership, the transferor Partner or any of its Affiliates of or otherwise affect any of the obligations or liabilities of the Partnership, the transferor Partner or any of its Affiliates under, any contract between the transferor Partner or such Affiliate and the Partnership, except to the extent otherwise provided therein or otherwise agreed by the nontransferring Partner;

                          (v) if required by the nontransferring Partner, the transferee shall deliver to the Partnership an opinion, satisfactory in form and substance to the nontransferring Partner, of counsel reasonably satisfactory to the nontransferring Partner to the effect that the Transfer of the Partnership Interest is in compliance with applicable state and Federal securities laws;

                          (vi) if required by the nontransferring Partner, the transferee shall deliver to the nontransferring Partner evidence of the authority of such Person to become a Partner and to be bound by all of the terms and conditions of this Agreement and the transferee and transferor shall each execute and deliver such other instruments as the nontransferring Partner reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental agency; and

                          (vii) the transferee of a Partnership Interest (if such transferee is not already a Partner) shall cause its Parent to accept and adopt the terms and provisions of the Parents Agreement by written instrument in form and substance reasonably satisfactory to the nontransferring Partner.

         Section 8.10. Distributions After Transfer. Distributions made on or after the effective date of the Transfer of a Partnership Interest shall be made to the transferee, regardless of when such distributions accrued on the books of the Partnership.

         Section 8.11. Extension of Time. If any Transfer of a Partner's Partnership Interest in accordance with this Article VIII requires the consent, approval, waiver, or authorization of any government department, board, bureau, commission, agency or instrumentality as a condition to the valid Transfer of such Partner's Partnership Interest to the proposed transferee thereof, then each of the time periods provided in this Article VIII shall be suspended for the period of time during which any such consent, approval, waiver, or authorization is being diligently pursued; provided, however, that in no event shall the suspension of any time period pursuant to this Section 8.11 exist for more than 180 days. Each of the Partners agrees to use its diligent efforts to obtain, or to assist the affected Partner or the Partnership Committee in obtaining, any such consent, approval, waiver, or authorization and shall cooperate and use its diligent efforts to respond as promptly as practicable to all inquiries received by it, by the affected Partner or by the Partnership Committee from any government department, board, bureau, commission, agency or instrumentality for initial or additional information or documentation in connection therewith.

         Section 8.12     Buy-Sell Procedure.

                 (a) Subject to Section 8.12(e), the procedure set forth in this Section 8.12 (the "Buy-Sell Procedure") may be initiated by any Partner (the "S-B Initiating Partner"), at its option, by giving notice to the other Partner (the "S-B Responding Partner") of its election to initiate the Buy-Sell Procedure during any of the following periods: (i) commencing on the Trigger Date and for one month thereafter and annually thereafter during the corresponding period in each such year, and (ii), if no new Budget (beginning with the Budget for the second full Fiscal Year after approval of the initial Approved Business Plan) is agreed upon in accordance with the provisions of
Section 6.04(b) for any two consecutive Fiscal Years, at any time after the date 90 days following the date on which the proposed Budget in respect of the second such Fiscal Year was submitted and prior to the earlier of (x) 120 days following the date of such submission and (y) the approval of a new Budget in accordance with the provisions of Section 6.04(b). Such notice shall include a statement of the S-B Initiating Partner's estimate of the value of the Partnership for the purposes of the Buy-Sell Procedure (the "Stated Value").

                 (b) Within 30 days after receipt of the notice, the S-B Responding Partner shall give written notice to the S-B Initiating Partner of its election either to (i) purchase (or designate another Person to purchase) the S-B Initiating Partner's Partnership Interest, or (ii) sell the Partnership Interest of such S-B Responding Partner. If the S-B Responding Partner elects to purchase (or cause a designee to purchase) the S-B Initiating Partner's Partnership Interest, the S-B Initiating Partner shall be obligated to sell the same to the S-B Responding Partner (or its designee), and the S-B Responding Partner shall be obligated to purchase (or cause its designee to purchase) the S-B Initiating Partner's Partnership Interest. If the S-B Responding Partner elects to sell its Partnership Interest, then the S-B Responding Partner shall be obligated to sell, and the S-B Initiating Partner (or its designee) shall be obligated to buy, the same. The purchase price for the Partnership Interest to be sold shall be the amount determined by multiplying the Stated Value by the Percentage Interest of the Partner whose Partnership Interest is to be sold. The failure of the S-B Responding Partner timely to notify the S-B Initiating Partner of its election to buy or sell shall be deemed to be an election by the S-B Responding Partner to sell its Partnership Interest and the S-B Responding Partner shall then be bound to sell. If a designee of a Partner is to effect the purchase, then the Partner designating such Person shall guarantee the performance of its designee.

                 (c) Upon an election by the S-B Responding Partner under the Buy-Sell Procedure which establishes that a Partner or its designee (the "Buyer") shall purchase the Partnership Interest of the other Partner (the "Seller"), the business affairs of the Partnership shall continue to be conducted in the ordinary course as provided in this Agreement during the pendency of the Buy-Sell Procedure;provided that no Capital Call may be made after notice of the initiation of the Buy-Sell Procedure is given and prior to the Buy-Sell Closing Date. If, but for the proviso clause of the immediately preceding sentence, additional Capital Contributions would be requested pursuant to Section 3.03 prior to the Buy-Sell Closing Date, the Buyer may, at its election, make Partner Loans to the Partnership in an aggregate amount not exceeding the amount of the additional Capital Contributions that would have been so requested. The purchase price to be paid by the Buyer for the Partnership Interest of the Seller shall not be reduced by the amount of such Partner Loans.

                 (d) Unless the Partners otherwise agree, the closing of the purchase and sale of the Partnership Interest of the Seller pursuant to this Section 8.12 shall be held at the principal office of the Buyer at 11:00 a.m. (local time) on the date (the "Buy-Sell Closing Date") that is 60 days after the date of an election (or deemed election) by the S-B Responding Partner under Section 8.12(b) (subject to the provisions of Section 8.11). At such closing, the Buyer shall pay the purchase price for the Seller's Partnership Interest to the Seller, and the Seller shall deliver to the Buyer such deeds, bills of sale, assignments and





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
other agreements and instruments, and shall take all such other reasonable actions, in connection with the purchase and sale of its Partnership Interest as the Buyer shall request, including removing any lien or encumbrance attached to its Partnership Interest so that good title to such Partnership Interest shall be Transferred to the Buyer free and clear of any mortgage, pledge, lien or encumbrance (other than any of the foregoing securing financing obtained by the Partnership). Unless otherwise agreed by the Partners, the purchase price shall be payable in cash, by wire transfer or certified or cashier's check drawn to the order of the Seller as specified by the Seller; provided, however, that the parties may agree that all or any portion of the purchase price shall be payable in the first month after the close of the taxable year in which the Transfer occurs. If the Buyer fails to tender payment on the Buy-Sell Closing Date in the manner agreed by the parties or if the closing fails to occur within the time period specified above (subject to the provisions of Section 8.11) for any reason other than a breach by the Seller, then such failure shall be deemed to constitute an election by the Buyer to sell its Partnership Interest for the Stated Value, less a discount of 5% of such Stated Value and the Buyer shall then be bound to sell if the Seller, by notice given to the Buyer, within 15 days thereafter, requires it to do so. If the Seller timely gives such notice, then the date by which the closing of the purchase and sale of the other Partner's Partnership Interest shall occur shall be calculated, in accordance with the foregoing provisions of this Section 8.12(d), from the date such notice is given. If the Seller does not timely give such notice or fails to consummate the purchase as provided above, then the Buy-Sell Procedure shall be deemed not to have been initiated.

                 (e) No notice initiating the Buy-Sell Procedure may be given (i) by any Partner while any notice, purchase or Transfer is pending under this Article VIII, or during the period that notice may be given by a Partner under Section 8.05 or 8.06, or after an Event of Termination has occurred; (ii) by a Defaulting Partner during the continuance of an Event of Default with respect to it or during the period that the Non-Defaulting Partner is pursuing the remedy specified in Section 9.02(a)(ii) with respect to such Event of Default or (iii) by a Changed Partner during the further period that the other Partner may elect pursuant to Section 10.01(vi) to dissolve the Partnership.


                                   ARTICLE IX

                  EVENTS OF DEFAULT; CONSEQUENCES AND REMEDIES

         Section 9.01. Events of Default. An "Event of Default" shall be considered to have occurred with respect to a Partner (the "Defaulting Partner") if:

                          (i) Such Partner Disposes of all or any part of its Partnership Interest, or suffers such Disposition to occur, except as permitted by this Agreement; provided, however, that no Event of Default shall be considered to have occurred for 30 days following the involuntary encumbrance of all or





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
                 any part of such Partnership Interest if during such 30-day period such Partner acts diligently to, and does, remove any such encumbrance, including effecting the posting of a bond to prevent foreclosure where necessary;

                          (ii) A Payment Default occurs with respect to such Partner and the Capital Call with respect to which such Partner defaulted is not rescinded pursuant to Section 3.04(b)(i) or cured pursuant to Section 3.04(g) or 3.04(h);

                          (iii) Such Partner or any Controlled Affiliate of such Partner willfully fails to perform or violates any other material term or condition of this Agreement or a material term or condition of any contract with the Partnership to which such Partner or Controlled Affiliate is a party or by which it is bound and such failure or violation continues for 15 days after written notice thereof has been given by the other Partner (or such other period as is provided in such contract); provided, however, that if the failure or violation is not a failure to pay money and is of such a nature that it cannot reasonably be cured within such 15-day (or other) period, but if it is curable and such Partner in good faith begins efforts to cure it within such 15-day (or other) period and continues diligently to do so, it shall have a reasonable additional period thereafter to effect the cure;

                          (iv) Such Partner fails to purchase the Initiating Partner's Partnership Interest pursuant to Section 8.03(h) and the Initiating Partner elects to consider such failure an Event of Default;

                          (v) A Change of Control occurs with respect to such Partner; or

                          (vi) Such Partner otherwise causes the dissolution of the Partnership in contravention of the terms of this Agreement (other than solely by virtue of the Bankruptcy of such Partner).

         Section 9.02.    Remedies of Non-Defaulting Partner.

                 (a) Upon the occurrence and during the continuance of an Event of Default with respect to a Defaulting Partner, the other Partner (assuming no Events of Default are continuing with respect to it) (the "Non-Defaulting Partner") may elect:

                          (i) to purchase or cause its designee to purchase the Partnership Interest of the Defaulting Partner in accordance with Section 8.06 or 8.07, as applicable, and continue the business of the Partnership as a successor business entity without liquidation of its affairs;





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                          (ii)    to seek to enjoin such default or to obtain
                 specific performance of a Defaulting Partner's (or the applicable Affiliate's) obligations or Damages (as defined and subject to the limitations specified below) in respect of such Event of Default; or

                          (iii) to dissolve the Partnership in which event the affairs of the Partnership shall be wound up as provided in Section 10.02 and in accordance with the provisions of
                 Section 9.02(c), except that all references in Sections 10.02 and 9.02(c) to the Partnership Committee shall be deemed to refer to the Non-Defaulting Partner.

The election of a remedy specified in clause (i), (ii) or (iii) above may be exercised by notice given to the Defaulting Partner (x) at any time, in the case of an Event of Default specified in clause (ii) of Section 9.01, or (y) within 120 days after the Non-Defaulting Partner obtains actual knowledge of the occurrence of such Event of Default, including, if applicable, that any cure period has expired; provided that, if an election pursuant to clause (ii) above is made to seek an injunction, specific performance or other equitable relief and a final judgment in such action is rendered denying such equitable remedy, then, by notice given within 10 days thereafter, the Non-Defaulting Partner may elect to pursue the remedies specified in clause (i) or (iii) above unless, prior to the giving of such notice, the Defaulting Partner has cured (or caused to be cured) the Event of Default in question in full and no other Event of Default with respect to such Partner has occurred and is continuing or the final judgment denying equitable relief specifically held that there was no Event of Default.

         The foregoing remedies shall not be deemed mutually exclusive, and selection or resort to any thereof shall not preclude selection or resort to the others; provided that, if the Non-Defaulting Partner makes an election pursuant to clause (i) above in respect of an Event of Default, then, except as otherwise expressly provided in Section 9.02(b), it may not pursue the remedy specified in clause (iii) above in respect of that Event of Default. Except as provided in the immediately preceding sentence, the resort to any remedy pursuant to this Section 9.02(a) shall not for any purpose be deemed to be a waiver of any other remedy available hereunder or under applicable law; provided that the failure to elect a remedy within the time period provided in the preceding paragraph shall be conclusively presumed to be a waiver of such Event of Default.

         Unless an Event of Default or resort to such remedy has been waived as set forth in the immediately preceding paragraph, the Partnership or the Non-Defaulting Partner shall be entitled to recover from the Defaulting Partner (or the applicable Controlled Affiliate in the case of an Event of Default specified in clause (iii) of Section 9.01) in an appropriate proceeding any and all damages, losses and expenses (including reasonable attorneys' fees and disbursements) (collectively, "Damages") suffered or incurred by the Partnership or the Non-Defaulting Partner as a result of such Event of Default; provided that neither the





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Partnership nor the Non-Defaulting Partner shall have or assert any claim against the Defaulting Partner or any of its Affiliates for punitive Damages or for indirect, special or consequential Damages suffered or incurred by the Partnership or the Non-Defaulting Partner as a result of an Event of Default; and provided, further, that if an election is made pursuant to clause (i) or
(iii) above, the amount that the Partnership or the Non-Defaulting Partner may recover in any action for Damages (x) shall be without duplication of the amount by which the purchase price for the Defaulting Partner's Partnership Interest is reduced pursuant to the last sentence of Section 8.07 and (y) shall be reduced by the amount of the discount determined pursuant to the second sentence of Section 8.07 (in the case of an election pursuant to clause (i) above) or by the amount withheld pursuant to Section 9.02(c) from the amount otherwise payable to the Defaulting Partner (in the case of an election pursuant to clause (iii) above), as applicable.

                 (b)      If an election is made pursuant to clause (i) of
Section 9.02(a), the closing of the purchase and sale of the Defaulting Partner's Partnership Interest shall occur as provided in Sections 8.06, 8.07 and 8.08; provided that if, as contemplated by Section 8.11 the time period within which such closing is to occur has been suspended pending the pursuit of any required consent, approval, waiver or authorization, but all such required consents, approvals, waivers or authorizations have not been obtained within the 180-day suspension period provided by said Section 8.11, then by notice given within 10 days thereafter, the Non-Defaulting Partner may elect to dissolve the Partnership in which event the affairs of the Partnership shall be wound up as provided in Section 10.02 and in accordance with the provisions of
Section 9.02(c).

                 (c)      If an election is made pursuant to clause (iii) of
Section 9.02(a), the Partnership Committee shall deduct from any amounts to be paid to the Defaulting Partner that amount which it reasonably estimates to be sufficient to compensate the Non-Defaulting Partner for Damages incurred by it as a result of the Event of Default (subject to the limitations of Section 9.02(a)) and shall pay the same to the Non-Defaulting Partner.

                 (d)      In addition to the foregoing provisions of this
Section 9.02 (and without limitation of the provisions of Section 3.05 as they relate to a Refusing Partner), the non-Defaulting Partner shall be entitled to require the Defaulting Partner to remove, and the Defaulting Partner hereby agrees upon written notice thereof from the non-Defaulting Partner to remove, its Representatives from the Partnership Committee pending the giving of an Election Notice under Section 9.02(a) and, if an Election Notice is timely given with respect to a remedy specified in clause (i) or (iii) of Section 9.02(a), thereafter until the consummation of the purchase and sale of the Defaulting Partner's Partnership





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
Interest or the dissolution of the Partnership, as the case may be. The number of Representatives on the Partnership Committee (and the quorum necessary for the taking of action by the Partnership Committee) will be reduced accordingly during any period that the Defaulting Partner has been so required to remove its Representatives and will be permanently reduced upon the consummation of the purchase and sale of the Defaulting Partner's Partnership Interest, if applicable. After the removal of the Defaulting Partner's Representatives from the Partnership Committee and until such Representatives are reappointed to the Partnership Committee (if ever), and subject to Section 6.06(b), all matters required to be submitted to the Partnership Committee pursuant to Section 6.05, 6.06(a) or pursuant to another provision of this Agreement shall be deemed approved if consented to by the Representatives of the other Partner (provided such other Partner has no uncured Events of Default). Except as otherwise provided herein, the rights and obligations of a Defaulting Partner under this Agreement shall not be affected by the occurrence of an Event of Default, including its rights and obligations to share in accordance with its Percentage Interest in the Net Income and Net Loss of, and distributions from, the Partnership subsequent to the occurrence of such Event of Default, and its rights and obligations pursuant to Sections 6.07, 6.08, 6.09 and 12.16.


                                   ARTICLE X

                 TERMINATION AND LIQUIDATION OF THE PARTNERSHIP

         Section 10.01. Events of Termination. The Partnership shall be dissolved and its affairs wound up pursuant to Section 10.02 upon the first to occur of any of the following (each, an "Event of Termination"):

                          (i) August 31, 2044 (provided, however, that the Partners may at any time prior to such date amend this Agreement to extend the Term of the Partnership to a later date);

                          (ii) the unanimous written consent of the Partners to dissolution;

                          (iii)   the sale or other disposition of
                 substantially all of the assets of the Partnership;

                          (iv) the making by the Non-Defaulting Partner of an election pursuant to Section 9.02(a)(iii);

                          (v) the Bankruptcy of a Partner, unless such Partner's Partnership Interest has been purchased pursuant to
                 Section 8.05 or the other Partner has consented to the continuation of the Partnership with the successor of such Partner admitted as a new Partner;

                          (vi) the Change in Control of a Partner if the Changed Partner's Partnership Interest has not been purchased pursuant to Section 8.06 and the other Partner has elected, by notice given to the Changed Partner within 120





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                 days after obtaining actual knowledge of the occurrence of such Change in Control, not to continue the Partnership with the Changed Partner;

                          (vii) the failure of the Partners to adopt an initial Approved Business Plan within nine (9) months after the date the Partnership Committee appoints a CEO (or such other date as the Partners may agree); or

                          (viii) the termination of the Exchange Agreement, prior to the closing contemplated therein, in accordance with
                 Section 6.01 of such agreement.

         Section 10.02. Winding-Up. Upon the occurrence of an Event of Termination, the Partnership affairs shall be wound up as follows:

                 (a) The Partnership Committee shall cause to be prepared a statement of the assets and liabilities of the Partnership as of the date of dissolution.

                 (b) The assets and properties of the Partnership shall be liquidated as promptly as possible, and receivables collected, all in an orderly and business-like manner so as not to involve undue sacrifice. Notwithstanding the foregoing, the Partnership Committee may determine not to sell, or authorize the sale of, all or any portion of the assets and properties of the Partnership, in which event such assets and properties shall be distributed in kind pursuant to Section 10.02(c).

                 (c) The proceeds of liquidation under Section 10.02(b) and all other assets and properties of the Partnership shall be applied and distributed as follows in the following order of priority:

                          (i) to the payment of the debts and liabilities of the Partnership (except for Partner Loans and any other amounts which may be owed to any Partner) and the expenses of liquidation;

                          (ii) to establish any reserves as the Partnership Committee, in accordance with sound business judgment, deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves may be paid over by the Partnership Committee to an escrow agent selected by it to be held by such agent for the purpose of (x) distributing such reserves in payment of the aforementioned contingencies and (y) upon the expiration of such period as the Partnership Committee may deem advisable, distributing the balance thereof in the manner provided in this Section 10.02(c);





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                          (iii)   to the payment of all other amounts owed to
                 any Partner other than in respect of the Capital Accounts and other than Partner Loans and Defaulted Advance Loans and then
                 (A) to pay first the accrued and unpaid interest on and then the unpaid principal amount of the Defaulted Advance Loans in the proportion that the aggregate outstanding amount of the Defaulted Advance Loans made by each Partner, including accrued and unpaid interest, bears to the total outstanding amount of all Defaulted Advance Loans made by the Partners, including accrued and unpaid interest, and then (B) to pay first the accrued and unpaid interest on and then the unpaid principal amount of the Partner Loans on a pro rata basis to each Partner and its Affiliates (considered as a group) in proportion to the respective amounts owed to each Partner and its Affiliates (considered as a group);

                          (iv) to the Partners in amounts proportional to the total amount in each Partner's Capital Account (as adjusted in accordance with Section 5.01); provided that, if any assets are to be distributed in kind, they will be valued at their fair market values before the distribution, and will be deemed to have been sold at such fair market value. This deemed sale will be reflected in an adjustment to the Partners' Capital Accounts pursuant to Section 5.05 as if such property had actually been sold immediately prior to any liquidating distribution. Any distribution pursuant to this
                 Section 10.02(c)(iv) shall be made prior to the later of (A) the end of the Partnership taxable year in which the liquidation of the Partnership occurs or (B) 90 days after the date of such liquidation. Distributions pursuant to this
                 Section 10.02(c)(iv) may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of any Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Partnership Committee, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement.

                 (d) Nothing contained in this Section 10.02 shall be construed to limit the Partnership Committee's discretion to attempt to sell the Partnership's business and assets as a going concern following the occurrence of an Event of Termination, provided that the proceeds of such sale shall be applied and distributed as provided in Section 10.02(c), and provided, further, that if such a sale cannot be effected within six months after the occurrence of an Event of Termination (or such longer or shorter period as the Partners may agree) then the Partnership Committee shall promptly proceed to wind-up the affairs of the Partnership as provided above in this Section 10.02.





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                                   ARTICLE XI

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTNERS

         Section 11.01. Representations and Warranties. Each Partner hereby makes the following representations, warranties and covenants with respect to itself and its Parent to the other Partner:

                          (i) It is, and at all times material to this Agreement shall be, duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization and duly qualified or registered to do business in each state or jurisdiction in which failure to so qualify or register would have a material adverse effect upon such Partner or the Partnership.

                          (ii) It has, and at all times material to this Agreement shall continue to have, the full power and authority to take all actions contemplated by this Agreement and any other contract with the Partnership to which it is or may hereafter become a party or be bound (each an "Additional Agreement").

                          (iii) The execution, delivery and performance of this Agreement and each Additional Agreement to which it is a party, have been, or at the appropriate time shall be, duly authorized by all necessary action on its part.

                          (iv) This Agreement and each Additional Agreement to which it is a party constitutes, or at the appropriate time will constitute, a valid and binding obligation of it enforceable in accordance with the terms hereof and thereof, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

                          (v) The execution, delivery and performance of this Agreement and of each Additional Agreement to which it is a party do not, or at the time of its execution and delivery will not, violate any provision of law applicable to it or of its organizational documents.

                          (vi) The execution, delivery and performance of this Agreement and of each Additional Agreement to which it is a party are not inconsistent with, and do not violate or cause a breach or default under, or at the time of its execution and delivery will not be inconsistent with, and will not violate or





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                 cause a breach or default under, any agreement or obligation to which it is a party or is otherwise subject.

                          (vii) It shall, at all times, comply in all material respects, with all applicable laws, ordinances, rules and regulations and shall not knowingly take, or direct the Partnership to take, any action which is illegal.

                          (viii) It is and has been formed solely for the purposes of holding its Partnership Interest and acting in the capacity of a Partner hereunder and, at all times material to this Agreement, shall engage in no business other than that described in this clause (viii) and shall have no interest in any Person other than the Partnership.

         Section 11.02.   Business Opportunities.

                 (a) Subject to Section 11.02 (d), during the Restricted Period no Partner shall Engage In, or permit its Applicable Affiliates to Engage In, the Restricted Business other than (i) in the case of a Partner through the Partnership or (ii) in the case of a Partner's Applicable Affiliates, after complying with the requirements of this Section 11.02. For purposes of this Section 11.02, the following terms have the following meanings:

                 (1) "Applicable Affiliate", when used with respect to a specific Partner, means the Parent of such Partner and each Affiliate of such Parent as to which such Parent or any of its Subsidiaries has the power or contractual right (but only for so long as such power or contractual right exists) (i) unilaterally to preclude or veto the ability of such Affiliate to Engage In the Restricted Business or (ii) unilaterally to cause such Affiliate to offer the Partnership the opportunity to pursue a Business or Investment Opportunity (as defined in Section 11.02(b)) in lieu of such Affiliate. When used with respect to (i) TCI Sub (or any Permitted Transferee), the term Applicable Affiliate includes TCI, whether or not it is then the Parent of TCI Sub (or any Permitted Transferee), and (ii) Acclaim Sub (or any Permitted Transferee), the term Applicable Affiliate includes Acclaim, whether or not it is then the Parent of Acclaim Sub (or any Permitted Transferee).

                 (2) "Electronic Means" means distribution via coaxial or fiber optic cable, satellite, telephone, cellular or other wireless or wired delivery systems and any other electronic means of distribution, whether now existing or hereafter created.

                 (3) "Engage In" means to commence or conduct, or acquire, directly or indirectly, an equity or voting interest in, or any option or right to acquire any such equity or voting interest, or any phantom stock, stock appreciation right, profit participation or similar economic benefit related to the financial performance of, a Person that conducts or engages in, the Restricted Business.





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                 (4)      "Interactive Software" means computer software or any
         other audio visual work embodying a game intended primarily for interactive play by one or more users (either playing on the same telecommunications network or over multiple networks by Electronic Means). Notwithstanding the foregoing, the term "Interactive Software" does not include computer software which functions primarily (i) to deliver messages or communications to another person or machine, (ii) to record or score results of a game or (iii) to administer game-like services (e.g., authorization systems, information billing, network management) where the computer software itself does not embody the interactive game-play element.

                 (5) "Restricted Business" means the development, acquisition, acquisition of rights to, acquisition of rights and/or properties for use in, marketing and/or advertisement of, sale of, licensing of or publishing of Interactive Software, all of the foregoing of which are for distribution via Electronic Means on any telecommunications network (e.g., cable system, satellite- delivered, telephone, cellular, or other local or wide area network) in the continental United States and Canada. Notwithstanding the foregoing, the term "Restricted Business" does not include any aspect of the following businesses or activities: (i) the provision, distribution or carriage of services which entail "play along" with television programming; (ii) the provision, distribution or carriage of services which entail gambling or promotions, sweepstakes and similar contests or advertising; (iii) the provision, distribution or carriage of educational services or educational programming services delivered to public or private educational institutions or to individuals; (iv) the hosting of on-line applications (e.g, a business comparable to that of America On Line, Inc.) solely for personal computers and computer-like electronic devices (but excluding any set-top box to be used in connection with the distribution of the Partnership's Interactive Software and dedicated interactive game platforms); (v) the sale, licensing or other exploitation of Acclaim's proprietary "Motion Capture Technology" (animation and motion capture processes, now existing or hereafter created, developed, licensed or acquired by Acclaim, Acclaim's Affiliates or Acclaim's Advanced Technology Group);
         (vi) the distribution of Interactive Software via Electronic Means to retail stores for conversion to cartridge or other physical form (whether now existing or hereafter created) for subsequent sale to retail customers and/or the distribution of Interactive Software via Electronic Means directly or through any tele-communications network for downloading for permanent storage by the end user for retail sale to such end user; (vii) subject to Section 11.04, the licensing of Interactive Software for distribution via Electronic Means over telecommunications networks; (viii) the distribution of Interactive Software via Electronic Means to video game arcades and/or similar location-based entertainment centers; (ix) the provision, distribution or carriage of a graphic novel, comic strip or comic book service via Electronic Means over telecommunications networks (in which game play elements, if any, are incidental to the service); and (x) carriage of Interactive Software offered by a Person that is not an Affiliate of TCI or TCI Sub





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
         (or its Permitted Transferees) or Acclaim or Acclaim Sub (or its Permitted Transferees), as the case may be, via Electronic Means over cable systems or other telecommunications networks owned or operated by TCI or its Affiliates or by Acclaim or its Affiliates.

                 (6) "Restricted Period" means the period commencing on the date hereof and ending on the earliest to occur of the following:
         (i) the third anniversary of the adoption of the initial Approved Business Plan; (ii) the termination of this Agreement in accordance with its terms; and (iii) the initial public offering of securities by the Partnership pursuant to an effective registration statement filed under the Securities Act.

                 (b) Except as expressly permitted in this Section 11.02, during the Restricted Period no Partner shall Engage In, or permit its Applicable Affiliates to Engage In, any Restricted Business (whether or not involving a third party that is not an Affiliate of such Partner or its Parent) unless such Partner (a "Notifying Partner") shall have first offered to the Partnership in writing (a "Notice") the opportunity to Engage In such business, in lieu of such Partner or its Applicable Affiliate. The Notice shall specify, in reasonable detail, the nature and scope of the Restricted Business proposed to be commenced or conducted (the "Business Opportunity"), or, if participation in such Restricted Business is by means of acquiring an equity or voting interest in, or any option or right to acquire any such equity or voting interest, or any phantom stock, stock appreciation right, profit participation or similar economic benefit related to the performance of a Person (an "Investment Opportunity"), the terms and conditions of such Investment Opportunity (including any arrangements proposed to be entered into by such Notifying Partner to facilitate or provide services in respect of the Restricted Business encompassed by such Investment Opportunity). (If the Notice with respect to a Business or Investment Opportunity is delivered to the Partnership during the Restricted Period, the expiration of such period shall not relieve the Notifying Partner of any of its obligations under this Section
11.02 with respect to such Business or Investment Opportunity nor permit the Notifying Partner or its Applicable Affiliates to thereafter Engage In such Business or Investment Opportunity free of the restrictions of this Section 11.02.) Within 20 Business Days after receipt of the Notice by the Partnership, the Partners shall cause the Partnership Committee to meet and consider the advisability of the Partnership pursuing the Business or Investment Opportunity described therein, and to either accept or reject such Business or Investment Opportunity. Only the Representatives of the Partner that is not the Notifying Partner shall have the right to vote on whether the Partnership shall pursue such Business or Investment Opportunity (whether or not such Partner is then entitled to representation on the Partnership Committee). If the Partnership Committee rejects the Business or Investment Opportunity or, through no fault of the Notifying Partner, the Partnership Committee does not meet or fails to make its determination within the foregoing 20 Business Day period, then the Notifying Partner or its Applicable Affiliate, as the case may be, shall be free to Engage In the Business or Investment Opportunity described in the related Notice (on substantially





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similar terms as those presented to the Partnership in the Notice) free of the restrictions of this Agreement (including this Section 11.02); provided, (i) in the case of a Business Opportunity that does not include an Investment Opportunity, that such Notifying Partner or Applicable Affiliate takes reasonable steps, within 12 months from the date the Partnership Committee rejects (or is deemed to have rejected through inaction) such Business Opportunity, to commence the business contemplated by such Business Opportunity and (ii) in the case of an Investment Opportunity, that such Notifying Partner or Applicable Affiliate make such investment within 90 days after the date specified in the Notice as the anticipated closing date therefor on terms and conditions substantially similar to (but not materially more favorable to the Notifying Partner or such Applicable Affiliate than) those described in the Notice. If the Notifying Partner or such Applicable Affiliate fails to take such reasonable steps or make such investment within the foregoing time periods, then such Notifying Partner and its Applicable Affiliates shall not thereafter Engage In such Business or Investment Opportunity without first reoffering it to the Partnership in accordance with the provisions of this
Section 11.02(b).

                 (c) If the Partnership Committee timely determines to pursue the Business or Investment Opportunity, then (i) in the case of a Business Opportunity, the Partnership shall take reasonable steps, within 12 months from the date the Partnership Committee determines to pursue such Business Opportunity, to commence the business contemplated by such Business Opportunity, and (ii) in the case of an Investment Opportunity, the Partnership shall make such investment within 90 days after the date specified in the Notice as the anticipated closing date therefor (subject to extension for up to 120 days to obtain all material governmental, regulatory and third party consents that may be required in connection with the Partnership's investment). If the Partnership fails to take such reasonable steps or make such investment within the foregoing time periods, other than as a result of a violation by the Notifying Partner of this Agreement or, in the case of an Investment Opportunity, the failure or refusal of the other party to such transaction to (or a breach by the other party of its obligations under any definitive agreements which results in a failure to) close on substantially the same terms and conditions as those set forth in the Notice, then the Notifying Partner or its Applicable Affiliate, as the case may be, may thereafter pursue such Business or Investment Opportunity (on substantially similar terms as those presented to the Partnership in the Notice) free of the restrictions of this Agreement (including this Section 11.02). If the Partnership determines to pursue a Business or Investment Opportunity, then the Notifying Partner shall be deemed to have committed to contribute to the Partnership an amount in cash equal to its pro-rata share (based on its Partnership Interest) of any additional capital that may be required to pursue such Business or Investment Opportunity, and the Approved Business Plan and Budget shall be deemed amended accordingly. The Notifying Partner shall use its commercially reasonable efforts to facilitate the consummation of such Business or Investment Opportunity by the Partnership.





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                 (d)  Nothing in this Section 11.02: (A) shall prohibit
a Partner (an "Acquiring Partner") or any of its Applicable Affiliates from (i) acquiring (by stock or asset purchase, share exchange, merger or similar transaction) a Person, or an equity interest in a Person, that is Engaged In a Restricted Business if (x) such Restricted Business does not constitute a principal business of such Person (i.e. does not represent in excess of 10% of the assets, sales and earnings of such Person, as determined from such Person's last regularly prepared balance sheet and income statement) and (y) within 60 days following such acquisition, the Acquiring Partner offers, or causes to be offered, to the Partnership in writing the opportunity to acquire the Restricted Business, pursuant to the provisions of Section 11.02(b), for a purchase price to be agreed upon following good faith negotiations, or, if such purchase price cannot be so agreed upon within 14 days after the Partnership's receipt of the Acquiring Partner's written notice, for a purchase price equal to the fair market value of such Restricted Business, as determined by a nationally recognized investment banking firm selected by the Partner that is not the Acquiring Partner; provided, that (I) such investment banking firm may not be an Affiliate of such selecting Partner,
(II) any such selection shall be subject to the approval of the Acquiring Partner, which approval shall not be unreasonably withheld, and (III) the fees and expenses of the investment banking firm incurred for such appraisal shall be borne by the Partners in equal shares or (ii) acquiring beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of less than 5% of any class of equity securities of a Public Company (provided such acquisition is through open market transactions and not by means of a privately negotiated transaction with the issuer); (B) shall prohibit or encumber the investment by TCI or any of its Affiliates in STT Video Partners, L.P., a Delaware limited partnership (the "STT Partnership"), prohibit or restrict the carriage of the service offerings of the STT Partnership over cable systems or other telecommunications networks owned or operated by TCI or its Affiliates of Affiliates of TCI Sub, or require TCI Sub or any of its Applicable Affiliates to offer to the Partnership (x) such investment in the STT Partnership or (y) the opportunity to Engage In any Restricted Business proposed to be Engaged In by the STT Partnership and which is within the scope of the business of the STT Partnership as set forth in the Agreement of Limited Partnership of SST Video Partners, L.P., dated as of November 12, 1993; (C) shall prohibit or encumber the investment by TCI or any of its Affiliates in Zing Systems, L.P., a Delaware limited partnership ("Zing") or Interactive Network, Inc., a California corporation, or require TCI Sub or its Controlled Affiliates to offer either such investment to the Partnership; or (D) require TCI Sub or any of its Applicable Affiliates to breach a fiduciary duty owed to the STT Partnership or Zing. Notwithstanding the foregoing, neither TCI Sub nor any of its Applicable Affiliates shall (subject to clause (A)(ii) of the immediately preceding sentence) acquire, make an equity investment in, or participate in a joint venture or partnership with, any of the Persons listed on Schedule 11.02(d) of this Agreement, if (i) such Person at the time of such acquisition or investment is Engaged In, or has announced or adopted a plan to Engage In, a Restricted Business (the entry of such Person into the Restricted Business within six months of such acquisition or investment to be conclusive evidence of the adoption, prior to such acquisition or investment, of such a plan) or if the acquisition or investment is to fund such Person's entry into the Restricted






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Business or (ii) if the business purpose of such joint venture or partnership includes the Restricted Business.

         Section 11.03.  TCI Sub Additional Agreements.

                   (a) TCI Sub covenants and agrees that it and each of its Controlled Affiliates will, for the period commencing on the date hereof and ending on the fifth anniversary of the adoption of the initial Approved Business Plan, use reasonable efforts to: (i) offer the Partnership's service for Interactive Software distributed via Electronic Means on all cable television systems and other comparable telecommunications networks owned or managed by TCI or the Controlled Affiliates of TCI Sub that are suitably equipped for delivery of such services ("TCI Sub Systems"). With respect to the pricing, terms and conditions of carriage of the Partnership's services over TCI Sub Systems, TCI Sub covenants and agrees that such pricing, terms and conditions shall be no less favorable to the Partnership than the pricing, terms and conditions offered to any third party that is not an Affiliate of TCI or TCI Sub for comparably equivalent carriage for similar services and product offerings at comparable pricing, revenue and subscriber levels.
Notwithstanding the foregoing, if the Partnership shall enter into an agreement with another owner or manager (which is not an Affiliate of TCI or Acclaim) of a cable television system or other comparable telecommunications network (a "Non-Affiliated System") for carriage of the Partnership's services and product offerings on terms and conditions that are more favorable to the Non-Affiliated System than the terms and conditions on which a TCI Cable System provides carriage over a similar network of comparable services and product offerings of the Partnership, then the Partnership shall offer such TCI Cable System the right to provide such carriage on the same terms and conditions (in all material respects) as those agreed to with such Non-Affiliated System.

                 (b) TCI Sub covenants and agrees that it and each of its Controlled Affiliates will, for the period commencing on the date hereof and ending on the fifth anniversary of the adoption of the initial Approved Business Plan, use reasonable efforts (i) to place the Partnership's game services in a preferred position with respect to other similar services which offer game services on any menu or "navigator" of services supplied by TCI Sub Systems to their subscribers and (ii) to make available to the Partnership and Acclaim advertising time and space that it or its Controlled Affiliates (including TCI) own or Control on terms and conditions and at rates no less favorable (giving consideration to economic and noneconomic terms) to Acclaim and the Partnership, as the case may be, than those offered by such Controlled Affiliates to advertisers that are not Affiliates of TCI or TCI Sub.

                 (c) TCI Sub covenants and agrees that it and each of its Controlled Affiliates will, during the period commencing on the date hereof and ending on the fifth anniversary of the adoption of the initial Approved Business Plan (the "TCI License Period"), grant to the Partnership a non-exclusive license for any interactive entertainment software (a "TCI Product") developed or owned by, or licensed (provided such license permits such





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sublicense) to, TCI Sub or its Controlled Affiliates to enable the Partnership to distribute by Electronic Means such software (with appropriate modifications, the expense of which shall not be borne by TCI Sub or its Controlled Affiliates) with the Partnership's other service offerings. Such non-exclusive license shall contain terms and conditions (including pricing) that are no less favorable to the Partnership than the terms offered by TCI Sub or its Controlled Affiliates to any unaffiliated third party for distribution by Electronic Means of such TCI Product over similar types of Electronic Means as those to be used by the Partnership. Notwithstanding the foregoing, TCI Sub or any of its Controlled Affiliates may enter into an exclusive license for a TCI Product with a non-Affiliate of TCI or TCI Sub (including an exclusive license for a limited period of time (a so-called "window")) provided TCI Sub first offers, or causes such Controlled Affiliate to first offer, to the Partnership in writing (a "TCI Exclusivity Notice") the opportunity to enter into such exclusive license on the same terms and conditions as those agreed to with such non-Affiliate of TCI or TCI Sub (which terms shall be described, in all material respects, in the TCI Exclusivity Notice). If the Partnership desires to enter into such exclusive license, it shall so notify TCI Sub within 10 Business Days after its receipt of the TCI Exclusivity Notice in which case TCI Sub or its Controlled Affiliate shall enter into such exclusive license with the Partnership on the terms set forth in the TCI Exclusivity Notice. If the Partnership fails to notify TCI Sub of its intention to enter into such exclusive license of such TCI Product within the foregoing 10 Business Day period, or notifies TCI Sub that it does not desire such license, then TCI Sub or its Controlled Affiliate shall be free to enter into an exclusive license with such non-Affiliate of TCI Sub or TCI on the terms set forth in the TCI Exclusivity Notice. TCI Sub shall cause its Controlled Affiliates, when entering into license agreements for items to be included in any TCI Product, to use commercially reasonable efforts to permit the sublicense of such items to the Partnership, and to take such further commercially reasonable actions as may be required to permit the Partnership to obtain a valid license for all TCI Products. The provisions of this Section 11.03(c) shall cease and be of no further force or effect upon the expiration of the TCI License Period.

                 (d) TCI Sub covenants and agrees that, as promptly as practicable after the execution and delivery of this Agreement, it will cause
(i) TCI Technology Ventures, Inc., a wholly owned Subsidiary of TCI, to execute and deliver a guarantee to Acclaim Sub in the form attached hereto as Exhibit C, contemporaneously with the execution and delivery of this Agreement; and
(ii) TCI to execute and deliver a Parents Agreement to Acclaim in the form attached hereto as Exhibit D.

         Section 11.04.  Acclaim Sub Additional Agreements.

                 (a) Acclaim Sub covenants and agrees that it and each of its Controlled Affiliates (including Acclaim) will, during the period commencing on the date hereof and ending on the fifth anniversary of the adoption of the initial Approved Business Plan (the "Acclaim License Period"), grant to the Partnership a non-exclusive license for any interactive entertainment software (an "Acclaim Product") developed or owned by, or





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licensed (provided such license permits such sublicense) to, Acclaim Sub or its
Controlled Affiliates or Acclaim to enable the Partnership to distribute by Electronic Means such software (with appropriate modifications, the expense of which shall not be borne by Acclaim Sub or its Controlled Affiliates) with the Partnership's other service offerings. Such non-exclusive license shall contain terms and conditions (including pricing) that are no less favorable to the Partnership than the terms offered by Acclaim Sub or its Controlled Affiliates or Acclaim to any unaffiliated third party for distribution by Electronic Means of such Acclaim Product over similar types of Electronic Means as those to be used by the Partnership. Notwithstanding the foregoing, Acclaim Sub or any of its Controlled Affiliates may enter into an exclusive license for an Acclaim Product with a non-Affiliate of Acclaim or Acclaim Sub (including an exclusive license for a limited period of time (a so-called "window")) provided Acclaim Sub first offers, or causes such Controlled Affiliate or Acclaim to first offer, to the Partnership in writing (an "Acclaim Exclusivity Notice") the opportunity to enter into such exclusive license on the same terms and conditions as those agreed to with such non-Affiliate of Acclaim or Acclaim Sub (which terms shall be described, in all material respects, in the Acclaim Exclusivity Notice). If the Partnership desires to enter into such exclusive license, it shall so notify Acclaim Sub within 10 Business Days after its receipt of the Acclaim Exclusivity Notice in which case Acclaim Sub or its Controlled Affiliate shall enter into such exclusive license with the Partnership on the terms set forth in the Acclaim Exclusivity Notice. If the Partnership fails to notify Acclaim Sub of its intention to enter into such exclusive license of such Acclaim Product within the foregoing 10 Business Day period, or notifies Acclaim Sub that it does not desire such license, then Acclaim Sub or its Controlled Affiliate shall be free to enter into an exclusive license with such non-Affiliate of Acclaim Sub or Acclaim on the terms set forth in the Acclaim Exclusivity Notice. Notwithstanding the foregoing, none of Acclaim Sub, Acclaim or any of their Controlled Affiliates shall be required to offer such a license to the Partnership for a particular Acclaim Product if Acclaim or the applicable Controlled Affiliate is contractually prohibited from doing so by the terms of any license agreement covering Acclaim's or such Controlled Affiliate's rights with respect to such Acclaim Product; provided, that Acclaim Sub shall cause Acclaim and its Controlled Affiliates, when entering into license agreements for items to be included in any Acclaim Product, to use commercially reasonable efforts to permit the sublicense of such items to the Partnership, and to take such further commercially reasonable actions as may be required to permit the Partnership to obtain a valid license for all Acclaim Products. The provisions of this Section 11.04(b) shall cease and be of no further force or effect upon the expiration of the Acclaim License Period.

                 (b) Acclaim Sub covenants and agrees that, as promptly as practicable after the execution and delivery of this Agreement, it will cause Acclaim to execute and deliver a guarantee to TCI Sub in the form attached hereto as Exhibit C and a Parents Agreement in the form attached hereto as Exhibit D.

         Section 11.05. Partnership License. For so long as Acclaim Sub (or its Permitted Transferee) is a Partner (and not a Defaulting Partner), the Partnership shall offer to





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Acclaim (or, at Acclaim's request, a designated Controlled Affiliate of
Acclaim) an exclusive license to enable Acclaim to distribute by means other than Electronic Means any interactive entertainment software (a "Partnership Product") developed or owned by, or licensed (provided such license permits such sublicense) to, the Partnership. The Partnership shall be entitled to grant a license (which may be exclusive or non-exclusive, in the sole discretion of the Partnership) for such Partnership Product to a non-affiliated third party if (i) Acclaim has not entered into an exclusive license therefor with the Partnership within 30 days after the Partnership notifies Acclaim in writing of the availability of such Partnership Product (provided the Partnership has used good faith efforts to negotiate such license on commercially reasonable terms) or (ii) Acclaim does not take substantive efforts to distribute such Partnership Product within 24 months after the execution of an exclusive license therefor with the Partnership. The terms of any exclusive license entered into between Acclaim or any Controlled Affiliate of Acclaim Sub and the Partnership for any Partnership Product shall (x) provide for payment to the Partnership of a royalty rate that is at least as favorable to the Partnership as the royalty rate offered by Acclaim or any of such Controlled Affiliates to any other Person for an exclusive license for interactive entertainment software that is comparable to such Partnership Product, (y) not require the payment by Acclaim or any such Controlled Affiliate of any guaranteed amounts or advances and (z) provide for the same territory and be for the same term (including any renewals thereof) as the license obtained by the Partnership for such Partnership Product from the licensor thereof. Notwithstanding the foregoing, the Partnership shall not be required to offer such an exclusive license to Acclaim or its Controlled Affiliates for a particular Partnership Product if the Partnership is contractually prohibited from doing so by the terms of any license agreement covering the Partnership's rights with respect to such Partnership Product; provided, that the Partnership, when entering into license agreements for items to be included in any Partnership Product, shall use its commercially reasonable efforts to permit the sublicense of such items to Acclaim, and shall take such further commercially reasonable actions as may be required to permit Acclaim to obtain a valid license for all Partnership Products.


                                  ARTICLE XII

                                 MISCELLANEOUS

         Section 12.01. Freedom of Action. Except as expressly provided herein pursuant to Section 11.02, no Partner shall have any obligation to the Partnership or its Partners not to (i) engage in the same or similar activities or lines of business as the Partnership or develop or market any products or services that compete, directly or indirectly, with those of the Partnership or
(ii) invest or own any interest publicly or privately in, or develop a business relationship with, any corporation, partnership or other entity engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Partnership or (iii) do business with any client or customer of the Partnership (provided that such





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Partner has not solicited, encouraged or induced such client or customer to cease doing business with the Partnership) or (iv) employ or otherwise engage any former officer or employee of the Partnership. Except as expressly provided herein pursuant to Section 11.02, no Partner shall be obligated to present or offer to the Partnership any particular investment or business opportunity, regardless of whether the Partnership could take advantage of such opportunity if it were presented to the Partnership, but may, subject to the terms of any agreement between the Partners other than this Agreement, avail itself of any such opportunity for its own benefit or direct such opportunity to another Person. Except as expressly provided herein pursuant to Section 11.02, no Partner shall have any obligation, or be liable, to the Partnership or its Partners for or arising out of the conduct described in the two immediately preceding sentences, for exercising its rights under any Additional Agreement to which it is or will be a party, for exercising or failing to exercise its rights as a Partner of the Partnership or for breach of any fiduciary or other duty to the Partnership or its Partners by reason of such conduct. For purposes of this Section 12.01, any reference to a Partner shall include its Affiliates, including its Parent, and the Affiliates of such Parent.

         Section 12.02. Notices. Except as expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by telex, graphic scanning or other telegraphic communications equipment of the sending Partner, as follows:

                 (a)      if to TCI Sub,

                          TCI GameCo Ventures, Inc.
                          Terrace Tower II
                          5619 DTC Parkway
                          Englewood, Colorado  80111-3000

                          Telephone:  (303) 267-5500
                          Telecopy:   (303) 488-3225
                          Attention of Bruce W. Ravenel, Vice President

      (with a copy similarly addressed to the attention of the Legal Department)

                          with a copy to:

                          Baker & Botts, L.L.P.
                          885 Third Avenue
                          New York, New York 10022-4834





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                          Telephone:  (212) 705-5000
                          Telecopy:   (212) 705-5125
                          Attention of Jerome H. Kern, Esq.

                 (b)      if to Acclaim Sub,

                          Acclaim Cable Holdings, Inc.
                          71 Audrey Avenue
                          Oyster Bay, New York 11771

                          Telephone: (516) 624-8888
                          Telecopy:  (516) 624-2886
                          Attention of Gregory E. Fischbach, Chairman and Chief Executive Officer

                          with a copy to:

                          Rosenman & Colin
                          575 Madison Avenue
                          New York New York  10022

                          Telephone: (212) 940-8800
                          Telecopy:  (212) 940-8776
                          Attention of Eric M. Lerner, Esq.

or to such other address or attention of such other Person as any Partner shall advise the other Partner in writing. All notices and other communications given to a Partner in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy (answer back received) or
(iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgement of receipt.

         Section 12.03. Table of Contents; Headings. The table of contents and headings of the Articles, Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

         Section 12.04. Governing Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Delaware without regard to principles of conflict of laws.





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         Section 12.05.   Severability.  If any provision of this Agreement
shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the Partners and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Partners, the Partners will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

         Section 12.06. Amendments. This Agreement may be modified or amended only by a written amendment signed by Persons authorized to so bind each Partner.

         Section 12.07. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each Partner and delivered to the other Partner.

         Section 12.08. Entire Agreement. The provisions of this Agreement set forth the entire agreement and understanding between the Partners as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the Partners relating to the subject matter hereof.

         Section 12.09. Parties in Interest; Limitation on Rights of Others. Except as otherwise provided herein, the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their permitted successors and assigns as expressly provided in
Article VIII and other than the Persons referred to in Section 6.08 as expressly provided in said Section and Section 6.09) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 12.10. Waivers; Remedies. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any Partner in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

         Section 12.11. Further Assurances. Upon reasonable request from time to time, each Partner shall execute and deliver all documents and instruments and do all other acts





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that may be reasonably necessary or desirable to carry out the intent and purposes of this Agreement and give effect to the exercise by a party of its rights hereunder.

         Section 12.12.   Arbitration; Jurisdiction; Consent to Service of
Process.

                 (a) Any and all controversies, claims and matters of difference between the Partners relating to or arising directly or indirectly out of (i) the Partnership, including its business, operations, assets or dissolution, and/or (ii) this Agreement, which cannot be resolved through negotiations between the Partners, shall be resolved at the request of either Partner through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS") involving first mediation before a retired judge or justice from the JAMS panel followed, if necessary, by final and binding arbitration conducted at a location determined by the arbitrator in New York, New York administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Service, Inc., and judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal court having jurisdiction thereof. This subsection shall in no way affect the right of a Partner to seek specific performance or other injunctive relief, and only such relief, in any court of competent jurisdiction. Arbitration may proceed in the absence of any Partner if notice of the proceedings has been given to such Partner. No Partner shall be considered in default hereunder during the pendency of arbitration proceedings relating to such default. The arbitrator shall not have authority to award punitive or other non-compensatory damages to either party. Subject to the foregoing, the Partners agree to abide by all awards rendered in such proceedings. The arbitrator's decision and award shall be final and binding and may be entered in any court with jurisdiction. Each party shall bear its own costs and expenses, including attorney's fees, incurred in connection with any arbitration proceeding. If one party files a court action alleging claims subject to arbitration and the other party successfully stays the court action and/or compels arbitration of the claims, the party filing the court action will pay the other party's costs and expenses, including reasonable attorney's fees, incurred in connection therewith.

                 (b) Subject to Section 12.12(a), each Partner hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court sitting in the County of New York or any Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to the Partnership or this Agreement, or for recognition or enforcement of any judgment, and each Partner hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.

                 (c) Each Partner hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or





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hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Partnership or this Agreement in any New York State court sitting in the County of New York or any Federal court sitting in the Southern District of New York. Each Partner hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Partner.

                 (d) Each Partner irrevocable consents to service of process in the manner provided for the giving of notices pursuant to this Agreement. Nothing in this Agreement shall affect the right of either party to serve process in any other manner permitted by law.

         Section 12.13. Waiver of Rights of Partition and Dissolution. Each Partner waives all rights it may have at any time to maintain any action for partition or sale of any Partnership assets as now or hereafter permitted under applicable law; provided that the foregoing shall not be construed to apply to any action by a Partner for the enforcement of its rights under this Agreement. Each Partner waives its right to seek a court decree of dissolution (other than a dissolution in accordance with Article X) or to seek the appointment of a court receiver for the Partnership as now or hereafter permitted under applicable law.

         Section 12.14. Waiver of Jury Trial. Each Partner waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to the Partnership or this Agreement.

         Section 12.15. Construction. This Agreement has been negotiated by the parties and their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party.

         Section 12.16. Cross-Indemnification. Except as otherwise agreed by such Partner in writing, as between the Partners, no Partner shall be liable or bear responsibility for more than a percentage of each and all of the liabilities and obligations of the Partnership equal to such Partner's Percentage Interest. In the event that (whether before or following any dissolution of the Partnership) any Partner (the "Paying Partner") shall be required, otherwise than by reason of such Partner's violation of this Agreement, gross negligence, fraud or willful misconduct, to pay, discharge or otherwise bear responsibility for any amount of any liability or obligation of the Partnership in excess of such Partner's proportionate share thereof, the other Partner (the "Contributing Partner") hereby agrees to indemnify, hold harmless and reimburse (directly or through the Partnership at the Paying Partner's discretion) such Paying Partner against and for such excess. It is the intention of the Partners that, following the operation of this clause, each Partner will have borne exactly its proportionate share (determined as provided in the first sentence of this Section) of the liability or obligation of the Partnership at issue. For purposes of computing the Capital

Accounts of the Partners, the amount of the liability or obligation of the Partnership that the Paying Partner paid, discharged or otherwise bore responsibility for shall be deemed to be a contribution of cash from the Paying Partner to the Partnership, and the amount paid by the Contributing Partner to the Paying Partner in respect of such liability or obligation pursuant to this
Section 12.16 shall be deemed to be (i) a contribution of cash from the Contributing Partner to the Partnership and (ii) a distribution of cash from the Partnership to the Paying Partner.

         Section 12.17. Change in Control. Each Partner agrees that promptly following the occurrence of an event which constitutes or, with the passage of time is likely to constitute, a Change in Control it will notify the other Partner of the Change in Control.

         Section 12.18. No Right of Set-Off. No Partner shall be entitled to offset against any of its financial obligations to the Partnership under this Agreement, any obligation owed to it or any of its Affiliates by any other Partner or any of such other Partner's Affiliates.

         Section 12.19. Property Rights; Confidentiality. All Proprietary Information of any Partner or its Affiliates shall remain the property of such Partner or its Affiliates. Any Proprietary Information developed by or for the Partnership shall at all times be the exclusive property of the Partnership; provided, that if such Proprietary Information was developed on behalf and at the expense of the Partnership by an employee of Acclaim Sub, TCI Sub or any of their respective Controlled Affiliates ("Jointly-Developed Proprietary Information"), such Proprietary Information shall be licensed to Acclaim Sub, TCI Sub or such Controlled Affiliate, as the case may be, on a non-exclusive, royalty-free basis (with the right to sublicense such Jointly-Developed Proprietary Information to others). Notwithstanding the foregoing, if any Jointly-Developed Proprietary Information includes proprietary ideas or rights that are unique to the business of the Partnership (as compared to the respective businesses of TCI Sub, Acclaim Sub and their respective Controlled Affiliates), then the Partnership shall grant a non-exclusive royalty free license to such Jointly-Developed Proprietary Information to each Partner (if it so requests) whose employee(s) developed such Jointly-Developed Proprietary Information, but only if such Partner pays the Partnership a fair share of the costs and expenses incurred by the Partnership in connection with the development of such Jointly-Developed Proprietary Information and such Partner agrees not to sublicense such Jointly-Developed Proprietary Information to others without the Partnership's prior written consent. No Partner shall, during the period such Partner is a Partner and for a period of three years after such Partner has ceased to be a Partner, disclose any confidential or Proprietary Information with respect to the Partnership to any Person, except
(i) with the prior written consent of the other Partner; (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other Partner as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information;
(iii) as part of its normal reporting or review procedure to its Parent, its auditors and its attorneys; provided that such

Partner shall be liable for any breach by such Parent, auditors or attorneys of any provision of this Section; (iv) in connection with the enforcement pursuant to legal proceedings, arbitration or similar means of such Partner's rights hereunder; (v) disclosures to an Affiliate of, or professional advisor to, such Partner in connection with the performance by such Partner of its obligations hereunder or under an agreement with the Partnership; provided that such Partner shall be liable for any breach by such Affiliate or professional advisor of any provision of this Section; and (vi) in compliance with any other confidentiality agreement between such Partner or any of its Affiliates and the Partnership.

         "Proprietary Information," as used in this Section, shall mean any proprietary ideas, plans and information, including, without limitation, information of a technological or business nature (including, without limitation, all trade secrets, trade names, slogans, copyrights, computer software, technology, intellectual property, data, summaries, reports, or mailing lists, whether written or oral and if written, however produced or reproduced) (i) belonging to any Partner or any of its Affiliates that is marked proprietary or confidential, or bears a marking of like import, or that such Partner or Affiliate states is to be considered proprietary or confidential, or that would logically be considered proprietary or confidential under the circumstances of its disclosure or (ii) developed by or for the Partnership, as the case may be, in each case other than any of such ideas, plans or information that are already known to the receiving party or its Affiliates at the time of receipt, as evidenced by written records made prior to such receipt, or are independently developed or formulated by the receiving party or its Affiliates, or that otherwise become publicly available through no fault of the receiving party or its Affiliates.

         Section 12.20. Public Announcements. Neither the Partnership nor any Partner shall make or shall permit any of its Affiliates to make any public announcement about the Partnership and its activities without the prior written consent of each Partner (or the other Partner, as the case may be), which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, after the approval of the initial Approved Business Plan, the Partnership and either Partner or its Parent may make public announcements concerning non-material matters related to the Partnership (including disclosure regarding the entering into of agreements for the acquisition of properties to be included in Interactive Software in the ordinary course of business) without the prior written consent of either Partner (or the other Partner, as the case may be); provided, that none of the following matters are considered to be non-material: (i) disclosure regarding any matter which needs to be brought to the Partnership Committee pursuant to Section 6.06; (ii) disclosure of forecasts, projections or earnings; and (iii) disclosure regarding any legal or regulatory matters or matters involving any governmental authority or public policy issues; provided, further, that the Person making such public announcement provides each Partner (or the other Partner, as the case may be) with a copy of such public announcement immediately prior to its release. Notwithstanding any other provision contained herein, the Partnership and each Partner and their respective Parents may at any time make announcements which are required by applicable law or the applicable rules of any national stock exchange or stock association so long as the Partnership, the Partner or the Parent so required to make the announcement, promptly upon learning of such requirement, notifies each Partner (or the other Partner, as the case may be) of such requirement and discusses with them (or it) in good faith the exact wording of any such announcement.

         Section 12.21. Effect of Permitted Transactions. Notwithstanding any provision to the contrary in this Agreement, in no event shall an Acclaim Permitted Transaction or a TCI Permitted Transaction have an adverse effect on the rights of the Partnership or any Partner under any contract between the Partnership and such Partner, its Parent immediately prior to such Acclaim or TCI Permitted Transaction, as the case may be, or any Affiliate of such Partner or Parent, except to the extent specifically set forth in such contract.

         Section 12.22. Termination of Exchange Agreement. The obligations of the Partners under Article XI and Section 12.19 shall cease and be of no further force and effect upon the occurrence of an Event of Termination in accordance with Section 10.01(viii).

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                           General Partners:

                                           TCI GAMECO VENTURES, INC.

                                           By: /s/ Bruce W. Ravenel
                                              ----------------------------
                                                   Name: Bruce Ravenel
                                                   Title: Vice President


                                           ACCLAIM CABLE HOLDINGS, INC.


                                           By: /s/ Robert Holmes
                                              ----------------------------
                                                   Name: Robert Holmes
                                                   Title: President


                                           Limited Partners:

                                           TCI GAMECO VENTURES, INC.


                                           By: /s/ Bruce W. Ravenel
                                              ----------------------------
                                                   Name: Bruce W. Ravenel
                                                   Title: Vice President


                                           ACCLAIM CABLE HOLDINGS, INC.


                                           By: /s/ Robert Holmes
                                              ----------------------------
                                                   Name: Robert Holmes
                                                   Title: President

                                                                       EXHIBIT A




GENERAL PARTNERS

                                                     Initial                         General Partner
 Name of                                           Cash Capital                        Percentage
 Partner                                           Contribution                         Interest
 -------                                           ------------                         --------
 TCI Sub                                            $1,700,000                             34%



 Acclaim Sub                                        $3,200,000                             64%
                                                    ----------



    Total                                           $4,900,000                             98%
                                                    ==========                             ===



 LIMITED PARTNERS


                                                     Initial                         Limited Partner
 Name of                                           Cash Capital                        Percentage
 Partner                                           Contribution                         Interest
 -------                                           ------------                         --------


 TCI Sub                                             $ 50,000                              1%


 Acclaim Sub                                         $ 50,000                              1%


      Total                                          $100,000                              2%
                                                     ========                              ==

                                                                       EXHIBIT B


                      [NONNEGOTIABLE AND NONTRANSFERABLE]

                               SUBORDINATED NOTE


$____________________         ____________, ____________,
                              ____________, ___ 199_____




                 FOR VALUE RECEIVED, the undersigned, __________________, a Delaware limited partnership ("Maker") promises to pay to __________________________ ("Holder") at _____________________, or at such other place as the holder hereof may direct in writing, the principal sum of _________________________ ($______________) with interest on the balance of principal outstanding from time to time from the date hereof until paid in full (whether at maturity, by prepayment, by acceleration or otherwise, and whether before or after judgment) at a rate per annum, compounded monthly, equal to the Floating Rate (as defined in and computed in accordance with the Agreement of Limited Partnership of ___________________, dated as of __________, 1994 (the
"Agreement")); provided, however, that the interest rate payable hereunder shall in no event exceed the maximum amount of interest permitted to be collected from time to time under applicable usury laws. Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, for actual days elapsed.

                 Interest hereunder shall be payable, prior to demand for payment, monthly in arrears, on the last day of each calendar month beginning with the calendar month ending _____________, 199__. Principal hereunder shall be payable on ____________________, 19__, or, if required by the terms of any Senior Credit Agreement (as defined in the Agreement), on such later date that is the maturity date of the loan made to Maker under such Senior Credit Agreement (as defined in the Agreement). To the extent permitted under the Senior Credit Agreement, the principal of this Note may be prepaid in whole or in part at any time without premium or penalty by paying, in addition to the principal amount of such prepayment, all interest accrued on the amount of such prepayment to the date thereof.

                 All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds. If any payment falls due on a day on which Holder is not open for business, the due date thereof shall be extended to the next succeeding day on which Holder is open for business, and interest will be payable at the rate stated herein in respect of such extension. All payments, as received, shall be applied first to the payment of interest accrued to the date of receipt of payment, and the balance, if any, to principal.

                 If, and only if, and then only to the extent, required by the terms of any Senior Credit Agreement, this Note is subordinate to all obligations which the Maker may now or hereafter have under such Senior Credit Agreement, and under any promissory notes (the "Senior Notes") issued under such Senior Credit Agreement.

                 The entire unpaid balance of principal and interest of this Note shall become due and payable immediately, without notice or demand, at the election of the Holder hereof upon the first to occur of the following:

                 (a)      the acceleration of the maturity of the Senior Notes;

                 (b) the Bankruptcy of Maker (as defined in the Agreement); or

                 (c)      the dissolution of Maker.

Maker shall immediately provide Holder with written notice of any acceleration of the maturity of the Senior Notes.

                 Maker waives demand and presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Note, and consents to all extensions of the time of payment hereof. Maker promises to pay all reasonable costs (including, without limitation, attorneys' fees) which may be incurred in the collection of this Note or any portion hereof.

                 Except as otherwise provided in Section 8.09(a)(iii) of the Agreement, this Note is nonnegotiable and nontransferable.

                 This Note shall be governed by and construed in accordance with the internal laws of the State of [Delaware] without regard to principles of conflict of laws.

                                                   [_______________]

                                                   By: ________________________,
                                                            General Partner


                                                   By: ________________________
                                                                Title:

                               Schedule 11.02(d)


Nintendo
Sony
Electronic Arts
Time-Warner (and affiliates)
Viacom (and affiliates)
MCA (and affiliates)
WMS Industries
Disney
Philips
Fox
Atari
BMG
Interplay